UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Euronet Worldwide, Inc.
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EURONET WORLDWIDE, INC.
11400 TOMAHAWK CREEK PARKWAY, SUITE 300
LEAWOOD, KANSAS 66211
913-327-4200
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2022
     Euronet Worldwide, Inc., a Delaware corporation (“Euronet,” the “Company,” “we” or “us”), will hold the Annual Meeting of our Stockholders (“Annual Meeting”) on Wednesday, May 18, 2022 at 1:00 p.m. (Central time) at Euronet's corporate headquarters at 11400 Tomahawk Creek Parkway, Suite 300, Leawood, Kansas 66211, USA, to consider and vote upon the following matters:
1. Election of the Company’s three nominees for Director, each to serve a three-year term expiring upon the 2025 Annual Meeting or until a successor is duly elected and qualified;
2. Ratification of the appointment of KPMG LLP as Euronet’s independent registered public accounting firm for the year ending December 31, 2022;
3. Advisory vote to approve executive compensation; and
4. Consideration of such other business as may properly come before the meeting or any adjournment of the meeting.
     Our Board of Directors has fixed the close of business on March 22, 2022, as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment of the meeting.

     This year, we are again pleased to take advantage of the Securities and Exchange Commission (the “SEC”) rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

     You are cordially invited to attend our Annual Meeting. To ensure that your vote is counted at the Annual Meeting, however, please vote as promptly as possible.

By Order of the Board,

Scott D. Claassen
General Counsel and Secretary
April 8, 2022
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EURONET WORLDWIDE, INC.

11400 TOMAHAWK CREEK PARKWAY, SUITE 300

LEAWOOD, KANSAS 66211

913-327-4200

PROXY STATEMENT

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2022 PROXY STATEMENT - SUMMARY

April 8, 2022

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.

GENERAL INFORMATION (see pages 6 - 8)

Meeting: Annual Meeting of Stockholders

Date: Wednesday, May 18, 2022

Time: 1:00 p.m., Central

Location: Euronet Worldwide, Inc., 11400 Tomahawk Creek Parkway, Suite 300, Leawood, Kansas 66211

Record Date: March 22, 2022

Mailing Date: The notice regarding the availability of proxy materials was first mailed to Stockholders on or about April 8, 2022

Stock Symbol: EEFT

Exchange: NASDAQ

Common Stock Outstanding: 51,181,044 shares

State of Incorporation: Delaware

Year of Incorporation: 1996

Public Company Since: 1997

Corporate Headquarters: 11400 Tomahawk Creek Parkway, Suite 300, Leawood, Kansas 66211

Corporate Website: www.euronetworldwide.com

Investor Relations Website: ir.euronetworldwide.com

Annual Report: ir.euronetworldwide.com/financial-information/annual-reports

EXECUTIVE COMPENSATION  (see pages 22 - 45)

CEO: Michael J. Brown (age 65; CEO since July 1994)

CEO 2021 Total Direct Compensation:

Base Salary: $850,000

Annual Performance Bonus: $1,683,000

Long-Term Incentives: $9,135,727

CORPORATE GOVERNANCE (see pages 13 - 18)

Director Nominees: 3

  Michael J. Brown
  Andrew B. Schmitt
  M. Jeannine Strandjord
Director Term: Three years

Director Election Standard: Majority of votes cast

Board Meetings in 2021: 4

Standing Board Committees (Meetings in 2021):

Audit (4), Compensation (4), Nominating & Corporate Governance (2)

Corporate Governance Materials:

ir.euronetworldwide.com/corporate-governance/management

Board Communication:

ir.euronetworldwide.com/corporate-governance/contact-the-board

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OTHER ITEMS TO BE VOTED ON (see pages 19 - 23)

Ratification of Appointment of Independent Registered Public Accounting Firm (KPMG LLP)

Advisory Vote to Approve Named Executive Officer Compensation

VOTING GUIDELINES What am I being asked to vote on?	How does the Board of Directors recommend I vote?	On which pages of this Proxy Statement can I read more information before I vote?
Election of Michael J. Brown as a Director	FOR	19 - 21
Election of Andrew B. Schmitt as a Director	FOR	19 - 21
Election of M. Jeannine Strandjord as a Director	FOR	19 - 21
Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	22
Advisory Vote to Approve Named Executive Officer Compensation	FOR	22 - 23
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GENERAL INFORMATION

Euronet has made these materials available to you on the internet or, upon your request, has delivered printed versions of these materials to you by mail in connection with the solicitation of proxies by our Board of Directors (the “Board”), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 18, 2022, at 1:00 p.m. (Central time) at our corporate headquarters at 11400 Tomahawk Creek Parkway, Suite 300, Leawood, Kansas 66211, USA.

Stockholders Entitled to Vote

Stockholders at the close of business on March 22, 2022 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. The Stockholders will be entitled to one vote for each share of common stock, par value $0.02 per share (the “Common Stock”), held of record at the close of business on the Record Date. To take action at the Annual Meeting, a quorum composed of holders of one-third of the shares of Common Stock outstanding must be represented by proxy on in person at the Annual Meeting. On March 22, 2022, there were 51,181,044 shares of Common Stock outstanding. No shares of preferred stock are outstanding.

How to Vote

Registered Stockholders. Registered Stockholders (that is, Stockholders who hold their shares directly with our stock registrar), can vote any one of four ways:

Via the Internet: www.proxyvote.com - Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

By Telephone: 1-800-690-6903 - Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date.  Have your proxy card in hand when you call and then follow the instructions.

By Mail: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

In Person: Attend the Annual Meeting and vote your shares.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card.

Beneficial Stockholders. If your shares are held beneficially in the name of a bank, broker or other holder of record (sometimes referred to as holding shares “in street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Notice and Access delivery of the proxy materials, Internet and/or telephone voting and voting in person at the meeting also will be offered to Stockholders owning shares through most banks and brokers.

Revoking Your Proxy or Changing Your Vote

You may change your vote at any time before the proxy is exercised. For registered Stockholders, if you voted by mail, you may revoke your proxy at any time before it is exercised by executing and delivering a timely and valid later-dated proxy, by voting in person at the meeting or by giving written notice to the Secretary. If you voted via the Internet or by telephone you may also change your vote with a timely and valid later Internet or telephone vote, as the case may be, or by voting in person at the meeting. Attendance at the meeting will not have the effect of revoking a proxy unless (1) you give proper written notice of revocation to the Secretary before the proxy is exercised, or (2) you vote at the meeting.

If you hold your shares beneficially, you must follow the specific directions provided to you by your bank, broker or other holder of record to change or revoke any voting instructions you have already provided.

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Voting and Solicitation

Each share of Common Stock issued and outstanding as of the Record Date will have one vote on each of the matters presented herein. Votes cast by proxy or at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission, we are making this Proxy Statement and our 2021 Annual Report available to Stockholders electronically via the Internet. On or before April 8, 2022, we mailed to our Stockholders of record the “Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 18, 2022” (the “Notice”).  All Stockholders will be able to access this Proxy Statement and our 2021 Annual Report on the website referred to in the Notice or request to receive printed copies of the proxy materials. Instructions on how to access the proxy materials on the Internet or request a printed copy may be found in the Notice. In addition, Stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage Stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

We will treat shares that are voted “For,” “Against” or “Withheld From” a matter as being present at the meeting for purposes of establishing a quorum. We will treat abstentions and broker non-votes also as shares that are present and entitled to be voted for purposes of determining the presence of a quorum.

Election of Directors

In an uncontested election, a Director nominee must be elected by a majority of the votes cast, in person or by proxy, regarding the election of that Director nominee. A “majority of the votes cast” for the purposes of Director elections means that the number of votes cast “For” a Director nominee’s election exceeds the number of votes cast as “Withheld From” for that particular Director nominee. If an incumbent Director is not re-elected in an uncontested election and no successor is elected at the same meeting, the Director must submit an offer to resign.

In a contested election, which occurs when the number of Director nominees exceeds the number of open seats on the Board at any time before the meeting, Director nominees will be elected by a plurality of the shares represented at the meeting. A “plurality” means that the open seats on the Board will be filled by those Director nominees who received the most affirmative votes, regardless of whether those Director nominees received a majority of the votes cast with respect to their election.

At the Annual Meeting, the election of Directors is considered to be uncontested because we have not been notified of any other nominees as required by our Amended and Restated Bylaws (“Bylaws”). To be elected, each Director nominee must receive a majority of votes cast regarding that nominee. Abstentions will have no effect on the election of Directors.

Other Matters

All other matters will be determined by a vote of a majority of the shares present or represented by proxy and voting on such matters. Under Delaware law, abstentions are not considered votes cast and will have no effect on whether a matter is approved.

Broker Non-Votes

On routine matters, such as the ratification of the appointment of KPMG as our independent registered public accounting firm, if you do not provide instructions on how you wish to vote, your broker will be allowed to exercise discretion and vote on your behalf. Your broker is prohibited, however, from voting on non-routine matters, which includes all of the proposals in this Proxy Statement other than the proposal to ratify the appointment of KPMG. Broker “non-votes” will occur when a broker does not receive voting instructions from a Stockholder on a non-routine matter or if the broker otherwise does not vote on behalf of the Stockholder. Broker non-votes will not count in determining the number of votes cast with respect to the election of Directors or a proposal that requires a majority of votes cast and, therefore, will not affect the outcome of the election of Directors or the voting on such a proposal.

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Electronic Access to Proxy Materials and Annual Report

This Proxy Statement and our 2021 Annual Report are available on our website at https://ir.euronetworldwide.com/financial-information/annual-reports, respectively. If you received paper copies of this year’s Proxy Statement and Annual Report by mail, you can elect to receive in the future an email message that will provide a link to those documents on the Internet. By opting to access your proxy materials via the Internet, you will:

  help preserve environmental resources;
  gain faster access to your proxy materials;
  save us the cost of producing and mailing documents to you; and
  reduce the amount of mail you receive.

Stockholders who have enrolled in the electronic access service previously will receive their materials online this year.

Persons Making The Solicitation

Euronet is making all the solicitations in this Proxy Statement. We will bear the entire cost of this solicitation of proxies. Our Directors, officers and employees, without additional remuneration, may solicit proxies by mail, telephone and personal interviews. We will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials to their principals.

CORPORATE RESPONSIBILITY & SUSTAINABILITY AT EURONET

Overview

Under the guidance and supervision of our Board of Directors, Euronet Worldwide pursues a high level of corporate responsibility and sustainability driven by our mission to facilitate financial payments globally. These principles govern all areas of our business, including how we:

  protect and secure personal and financial data;
  support our employees;
  govern our business;
  respect our environment and connect to our communities.

Euronet Worldwide is a leading electronic payments provider. We operate around the world with customers in approximately 175 countries, have employees in 56 countries and offices in 43 countries. Our employees represent a significant number of ethnicities and nearly evenly split between men and women. We value diversity and make thousands of jobs available to people in lesser developed economies that might not otherwise have employment opportunities. Moreover, because we are dependent on a technology literate workforce, our employee compensation generally exceeds the respective country’s average personal income based on the World Bank’s global per capita income data. Our products consume very few natural resources or fossil fuels nor do they produce environmentally impacting waste byproducts. Our business is managed under the direction of our Directors with the goal of creating stockholder value through the development and distribution of secure financial payment products around the world through the establishment of a culture of strong business ethics, diversity, financial transparency and compliance with laws and regulations. Additionally, we align executive compensation with ESG initiatives by incorporating ESG goals into the annual salary and incentive compensation review process. An executive's failure to address ESG goals and objectives may result in limitations on salary increases and the Compensation Committee reserves the right to reduce achieved performance goals in the event executives fail to support ESG goals and objectives. More details and discussion of our specific practices and initiatives related to our commitment to the specific ESG matters are provided in the following.

Environment

As a financial technology solutions and payments provider, the inherent nature of our business and operations has a relatively limited impact on the environment.  We utilize technological and operational efficiencies wherever possible.  Examples include:

  Enabling consumer choice for digital delivery of a receipt for an ATM cash withdrawal or deposit
  Processing cardless transactions
  Reducing the use of paper forms across our money transfer business
  Upgrading to low energy consumption equipment
  Partnering with vendors who have strict corporate responsibility guidelines to which they adhere

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Euronet also practices environmental responsibility in our workplaces:

  We design software systems that rely on less hardware and energy requirements to perform than previous generations
  We design our software and data centers to leverage existing centers for business continuity rather than erecting rarely used hot sites
  We utilize technology including video and teleconferencing to reduce the need for travel for both internal and customer meetings
  We purchase recycled products and provide systems for our employees to recycle paper, plastic, aluminum, glass, and other materials as available in their regions
  Many of our workplaces utilize motion and light sensors and climate controls to reduce electricity use in unoccupied areas
  We strive to use low or renewable energy devices such as LED light bulbs where possible

Social Responsibility

At Euronet, we believe a great company can only be built on a sold ethical foundation.  We want to lead in business, but we are unwilling to compromise our commitment to our values of honesty, integrity and ethics. We achieve these values through:

  A Code of Conduct followed by our Board of Directors and all employees
  Attempting to build and maintain a diverse workplace free from discrimination and harassment:
    Euronet employs local talent in 56 markets around the world
    81% of Euronet’s 8,800 employees are based outside of the United States
    46% of Euronet’s global workforce is female
    We provide competitive compensation opportunities to all of our employees based on their roles and responsibilities, experience, performance and other factors
  Giving back to the communities where we operate through a “Day of Caring”
    Euronet allocates one full paid day for each employee to participate in a community involvement activity in their local community
    Euronet regularly participates in fundraising events for local charities
    Euronet provides funds to employees to direct to charities of their choice

Euronet’s mission is to facilitate financial payments across the globe and ensuring consumers can access their funds and interact in the global marketplace in the manner in which they prefer. We continue to work towards this mission by:

  Deploying ATMs around the world to provide consumers with convenient, transparent access to cash
  Developing technology that enables digital payments such as mobile wallet payments and money transfer deposit to or from a digital wallet or bank account
  Making content available in whatever format the consumer prefers to transact
  Supporting transactions and remittance options that include unbanked individuals who are traditionally excluded from payment systems
  Establishing ATMs in the Community program in Europe to provide cash access to residents of rural areas that have been left without cash access when bank branches close
  Publishing AMBER Alerts on ATMs across Europe to support local government missing person search efforts
  Enabling emigrants the ability to send money back to support families at competitive fees
  Enabling persons denied or without banking privileges to send money to support family
  Providing complementary ATM and money transfers to customers adversely impacted in difficult situations such as natural disasters, domestic crises and wars (including customers impacted by the conflict in Ukraine)

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Governance

Euronet strives for excellence in its governance practices.

Board of Directors

  The Board is highly qualified to carry out its responsibilities as the governing body on behalf of our Stockholders.
    Euronet’s Board is comprised of eight members of varying tenures, ages, genders, geography and professional experiences.  Two of the eight members are non-U.S. citizens and one is female.
    All Board members are independent members of the Board other than the Founder and Chairman. The Board also operates with a lead independent director.
  The Board is guided by our Corporate Governance Guidelines which establish a framework for the governance of the Board and the management of our company.
  We have established three committees, comprised of all independent directors, to aid the Board in its oversight of the Company: Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee.
    Each of the committees has established a Charter to guide it in fulfilling its duties.
  The Board completes an annual review evaluating the performance of the entire Board, including the information flow to the Board and Board committees from management and to the Board as a whole from the Board Committee Chairs.

Management

  We manage our business on a segment basis, while also maintaining appropriate governance of our subsidiaries.
  Our segment structure is designed to ensure that all units of our business operate efficiently, effectively and consistent with our corporate standards. The management structure of each segment mirrors that of the executive management team, including a segment CEO, Finance Director, Technology Director, and Head Legal Counsel.

Cybersecurity

Cybersecurity has become one of the most critical issues facing the world today and we work to address it.

  We have devoted significant resources to protecting and improving our computer systems, software, network and other assets to both prevent and detect unauthorized access or activity.
  We work closely with government agencies, law enforcement and other businesses to understand the full spectrum of cybersecurity risks.
  We have hired dedicated cybersecurity experts and made significant investments in systems across the globe to monitor our systems 24 hours a day, seven days a week.
  We engage independent cybersecurity firms to ensure we keep current on the constantly evolving intrusion protections.
  Our employees complete quarterly training designed to educate them on their responsibilities to ensure company assets are protected from potential threats.
  We evaluate the effectiveness of our cybersecurity practices through the use of internal audit, independent testing firms and various card industry compliance examinations and certifications.

Data Security

  Euronet has adopted an Information Security policy written in accordance with the ISO 27001 Information Security Standard and industry leading practices to ensure business continuity and reduce business risks across Euronet’s business.
  We take actions to help protect our customers and consumers from fraud - including establishing velocity limits, tracking suspicious behavior, adding anti-skimming devices, adding encryption to our ATMs, etc.
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Data Privacy

We believe that protecting the rights and privacy of all personal data we handle is fundamental to trust in our business relationships.

  Euronet is committed to complying with international data protection laws, including the European General Data Protection Regulation (“GDPR”), the California Consumer Privacy Act and applicable laws across a number of countries for in-country data protection as well as cross-border data transmission.
  We have implemented a Data Security Policy which governs how personal data is processed and stored across our systems. We have appointed a Data Protection Officer and other data protection compliance resources around the world to monitor and control personal data in accordance with applicable regulations.

Board Diversity

Our Board of Directors are highly accomplished individuals in their respective industries, fields and communities which are affiliated with numerous corporations, educational institutions, and charities, as well as civic organizations and professional organizations.

Board Diversity Matrix as of December 31, 2021
Total Number of Directors			8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	7	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	7	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+			-
Did Not Disclose Demographic Background			-

The Board evaluated the NASDAQ diversity rule noting each of the current Board members were elected prior to the SEC approval of the NASDAQ Board Diversity Rule. The Nominating and Corporate Governance Committee performs extensive evaluations of the credibility of each Board member and did not exclude a Board candidate based on their gender identity or demographic background. The Board of Directors have ethnic diversity beyond the specific ethnicities defined in NASDAQ Rule 5606, with representation from within and outside the United States, as well as a diverse background of industry experiences ranging from entrepreneurship, finance, transportation, technology, government, academia, and communications. Our Board includes CEO's, patent owners, MIT engineers, Molecular and Cellular Bioligists, Ph.D's, MBA's, and CPA's, all delivering insights from their unique and diverse histories.

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BENEFICIAL OWNERSHIP OF COMMON STOCK

As of the close of business on March 22, 2022 we had 51,181,044 shares of Common Stock issued and outstanding. The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 22, 2022, held by: (i) each Euronet Director, nominee for Director and executive officer named in the summary compensation table, (ii) all Euronet Directors, nominees for Director and executive officers as a group, and (iii) each Stockholder known by Euronet beneficially to own more than 5% of our Common Stock.

	Beneficial Ownership
Stockholder	Number of Shares (1)	Percent of Outstanding
Directors and Named Executive Officers
Michael J. Brown (2)	2,460,186	4.8%
Rick L. Weller (3)	384,477	*
Nikos Fountas (4)	132,341	*
Kevin J. Caponecchi (5)	161,009	*
Juan C. Bianchi (6)	35,556	*
Thomas A. McDonnell	79,423	*
Andrew B. Schmitt	67,274	*
Paul S. Althasen	52,101	*
M. Jeannine Strandjord (7)	42,111	*
Mark R. Callegari	17,531	*
Michael N. Frumkin	2,850	*
Dr. Andrzej Olechowski	10,879	*
All Directors, and Executive Officers as a Group (12 persons) (8)	3,445,738	6.7%
Five Percent Holders:
The Vanguard Group (9)	4,701,762	8.9%
100 Vanguard Blvd.
Malvern, PA 19355
Allspring Global Investment Holdings, LLC (10)	3,166,238	6.0%
525 Market St, 10th Floor
San Francisco, CA 94105
William Blair Investment Management, LLC (11)	2,702,498	5.1%
150 North Riverside Plaza
Chicago, IL 60606

________

*	The percentage of shares of Common Stock beneficially owned does not exceed one percent of the shares outstanding.
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(1)    Calculation of percentage of beneficial ownership includes the assumed exercise of options to purchase Common Stock by only the respective named Stockholder that are vested or that will vest within 60 days of March 22, 2022 and any restricted stock units owned by such person that will vest within 60 days of March 22, 2022.

(2)   Includes: (i) 479,370 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2022, (ii) 34,000 shares of Common Stock held by Mr. Brown’s spouse, (iii) 206,000 shares of Common Stock held by Mr. Brown’s spouse as custodian for his children, and (iv) 276,400 shares of Common Stock held by family trusts for the benefit of Mr. Brown's spouse and children, of which Mr. Brown's spouse is the trustee.

(3)    Includes 205,374 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2022.

(4)    Includes 106,034 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2022.

(5)    Includes 81,498 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2022.

(6)    Includes 30,949 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2022.

(7)    Includes 2,000 shares held in Ms. Strandjord’s individual retirement account and the remainder in a revocable trust.

(8)    Includes 903,225 shares of Common Stock issuable pursuant to options exercisable within 60 days of March 22, 2022.

(9)   This information was supplied on Schedule 13G/A filed with the SEC on February 10, 2022. The Vanguard Group has sole dispositive power over 4,625,359 shares. The Vanguard Group has shared voting power over 29,225 shares and shared dispositive power over 76,403 shares.

(10) This information was supplied on Schedule 13G filed with the SEC on January 19, 2022. Allspring Global Investments Holdings, LLC has sole voting power over 3,003,903 shares and sole dispositive power over 3,166,238 shares. Allspring Global Investments, LLC has sole voting power over 322,102 shares and sole dispositive power over 3,158,163 shares. Allspring Funds Management, LLC has sole voting power over 2,681,801 shares and sole dispositive power over 8,075 shares.

(11) This information was supplied on Schedule 13G filed with the SEC on February 10, 2022. William Blair Investment Management, LLC has sole voting power over 2,397,279 shares and sole dispositive power over 2,702,498 shares.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of the shares of our common stock to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of any Forms 3, 4 or 5 that they file. The SEC rules require us to disclose late filings of initial reports of stock ownership and changes in stock ownership by our directors, executive officers and 10% stockholders. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us by reporting persons and any written representations furnished by certain reporting persons, we believe that during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were completed in a timely manner, except for one Form 4 filing related to one transaction by Juan Bianchi.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that all of the non-employee Directors are “independent” under the listing standards of The Nasdaq Stock Market LLC.

As highly accomplished individuals in their respective industries, fields and communities, the non-employee Directors are affiliated with numerous corporations, educational institutions and charities, as well as civic organizations and professional associations, many of which have business, charitable or other relationships with the Company. The Board considered each of these relationships and determined that none of these relationships conflict with the interests of the Company or would impair the relevant non-employee Director’s independence or judgment.

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In the event of Board-level discussions pertaining to a potential transaction, relationship or arrangement involving an organization with which a Director is affiliated, that Director would be expected to recuse himself or herself from the deliberation and decision-making process.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board held four regular meetings during 2021. The Board has established an Audit Committee, a Compensation Committee and a Nominating & Corporate Governance Committee. During 2021, each Director attended at least 75% of the total number of meetings held by the Board and Board committees on which he or she served (during the period for which he or she was a Director).

Board Committee Membership

          During 2021, the Board committee membership was as follows:

Director	Audit	Compensation	Nominating & Corporate Governance
Michael J. Brown*
Paul S. Althasen - I		M	C
Thomas A. McDonnell - I , L	M	M	M
Dr. Andrzej Olechowski - I		M	M
Michael N. Frumkin - I
Andrew B. Schmitt - I	M	C	M
M. Jeannine Strandjord - I	C	M	M
Mark R. Callegari - I	M	M	M

*Chairman of the Board     C - Committee Chair     M - Committee Member   I - Independent Director    L - Lead Director

Audit Committee

The Company has an Audit Committee established in accordance with the requirements of the Securities Exchange Act of 1934 (the "Exchange Act").  The Audit Committee of the Board, composed solely of independent Directors, met four times in 2021. The following five Directors are members of the Audit Committee: M. Jeannine Strandjord, Chair, Thomas A. McDonnell, Mark R. Callegari and Andrew B. Schmitt. The Audit Committee operates under a written charter adopted by the Board, which is published on Euronet’s website at http://ir.euronetworldwide.com/corporate-governance.

The Board has determined that each of the Audit Committee members is independent, as that term is defined under the enhanced independence standards for audit committee members in the Exchange Act and rules promulgated thereunder, as amended and incorporated into the listing standards of The Nasdaq Stock Market LLC.

The Board has determined that each of the members of the Audit Committee is an “audit committee financial expert” as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

The Audit Committee has oversight responsibilities with respect to our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance. The Audit Committee is responsible for retaining, evaluating and monitoring our independent registered public accounting firm and for providing an audit committee report for inclusion in our Proxy Statement. The Audit Committee is also responsible for maintaining open communication among the Audit Committee, management and our outside auditors. However, the Audit Committee is not responsible for conducting audits, preparing financial statements, or assuring the accuracy of financial statements or filings, all of which is the responsibility of management and/or the outside auditors.

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Compensation Committee

The Compensation Committee of the Board met four times in 2021 to determine policies regarding the compensation of our executives and to review, determine and recommend to the full Board, as appropriate, the approval of the grant of options, restricted stock units and cash bonuses to our executives. The purpose of the Compensation Committee is to make determinations and recommendations, as appropriate, to the Board with respect to the compensation of our Chief Executive Officer and other senior executive officers. The following six Directors are members of the Compensation Committee: Andrew B. Schmitt, Chair, Thomas A. McDonnell, M. Jeannine Strandjord, Dr. Andrzej Olechowski, Mark R. Callegari and Paul S. Althasen. The Board has determined that all the members of the Compensation Committee are: (i) independent as defined under the independence standards of the listing standards of The Nasdaq Stock Market LLC both for directors generally and those applicable to members of the Compensation Committee and (ii) “non-employee” directors under Section 16 rules.

The Compensation Committee performs its functions and responsibilities pursuant to a written charter adopted by our Board, which is published on Euronet’s website at http://ir.euronetworldwide.com/corporate-governance.

Its charter authorizes our Compensation Committee to delegate its responsibilities to one or more subcommittees or Directors, in accordance with restrictions set forth in the charter. Under the terms of our incentive plans, our Compensation Committee is authorized to administer the plans and may delegate its authority under such plans to another committee of the Board or a Director.

Our human resources department supports the Compensation Committee in its work and in some cases acts pursuant to delegated authority to fulfill various functions in administering the day-to-day ministerial aspects of our compensation and benefits plans.

Annual Process for Determining Compensation of Executive Officers

As further described in the “Compensation Discussion and Analysis,” our Compensation Committee, together with senior management and outside consultants engaged by the Compensation Committee, conducts an annual review of our overall compensation program for executive officers. With respect to executive officer compensation, our Compensation Committee reviews each of the key components of compensation - base salary and short- and long-term incentives, both within Euronet and as compared to peers and survey data to determine whether each of these components is consistent with our compensation philosophy and its related goals and objectives. Upon the recommendation of our Chief Executive Officer with respect to the compensation of each executive officer who directly reports to him, and, based on the findings of any outside consultants that may be engaged to assist in this review, our Compensation Committee determines or recommends to the full Board, as appropriate, the compensation for all key executives, including our Chief Executive Officer.  Executive officers are not involved in proposing or seeking approval for their own compensation.

Process for Determining Non-Employee Director Compensation

Our Compensation Committee makes recommendations to the full Board about Board compensation and benefits for non-employee Directors, including cash, equity-based awards and other compensation based on the recommendations of outside compensation consultants. Our Compensation Committee seeks advice and recommendations from independent outside compensation consultants who are retained by the committee to, among other functions: (i) conduct a competitive assessment of non-employee Director compensation compared to competitive practice, (ii) inform the committee of emerging trends in director pay practices, (iii) advise on stock ownership guidelines for non-employee Directors, and (iv) assess the amount of compensation that is adequate to compensate our Directors for their time and effort with respect to Board obligations. If, after the periodic review of non-employee Director compensation by our Compensation Committee, the committee accepts recommendations from the outside compensation consultants that any changes should be made to such program, it will recommend such changes to our Board for approval.

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Outside Executive Compensation Consultants

The Compensation Committee directly retained FW Cook as its outside compensation consultant for 2021. FW Cook assisted the Compensation Committee and performed functions in connection with executive compensation matters for the Compensation Committee including: (i) conducting a competitive assessment of key executives’ total direct compensation (e.g., sum of base salary, annual incentive bonus and long-term incentive opportunity), (ii) evaluating appropriateness of annual and long-term incentive plan targets and standards, (iii) assessing whether the structure (the mix of cash and equity compensation, as well as annual and long-term incentives) is appropriate and competitive, (iv) comparing Euronet’s annual share utilization and earnings per share dilution for equity-based compensation to competitive practices and institutional investor guidelines, (v) comparing Euronet’s expense for stock-based compensation to its peer companies, (vi) advising the Compensation Committee regarding design changes to compensatory programs and the development of new programs based on strategic goals, competitive assessment, regulatory changes and risk management, (vii) informing the Compensation Committee of emerging trends in executive compensation, the institutional investor climate and corporate governance and accounting developments, (viii) providing and periodically advising on stock ownership or retention guidelines for senior executives, and (ix) providing the Compensation Committee with regular updates regarding changes in regulatory and legislative developments impacting executive compensation.

The Compensation Committee assessed the independence of FW Cook pursuant to Nasdaq's rules and concluded that no conflict of interest exists that would prevent FW Cook from independently advising the Compensation Committee.

     Compensation Policies and Practices as They Relate to Risk Management

Together with management, the Compensation Committee considered the design and operation of the Company’s compensation arrangements, including the performance objectives and target levels used in connection with incentive awards and evaluated the relationship between the Company’s risk management and these arrangements. The Compensation Committee believes that the Company’s compensation policies and practices do not encourage unnecessary or excessive risk taking and that any risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee met two times in 2021. In February 2022, the Nominating & Corporate Governance Committee met to evaluate the performance of the Board during 2021 and consider nominees for election at the Annual Meeting. Paul S. Althasen, Chair, M. Jeannine Strandjord, Andrzej Olechowski, Thomas A. McDonnell, Mark R. Callegari and Andrew B. Schmitt are the current members of the Nominating & Corporate Governance Committee. The Board has determined that all of the members of the Nominating & Corporate Governance Committee are independent as defined under the general independence standards of the listing standards of The Nasdaq Stock Market LLC.

The Nominating & Corporate Governance Committee performs the functions of a nominating committee. The Nominating & Corporate Governance Committee’s charter describes the committee’s responsibilities, including developing corporate governance guidelines and seeking, screening and recommending Director candidates for nomination by the Board. This charter is published on our website at http://ir.euronetworldwide.com/corporate-governance. Euronet’s Corporate Governance Guidelines contain information regarding the selection, qualification and criteria for Director nominees and the composition of the Board, and are published on Euronet’s website at http://ir.euronetworldwide.com/corporate-governance.

The Nominating & Corporate Governance Committee evaluates each Director in the context of the Board as a whole, with the objective of recommending a Director who can best perpetuate the success of the business and represent Stockholder interests through the exercise of sound judgment using their diversity of experience in these various areas. The Nominating & Corporate Governance Committee considers the experience, qualifications, attributes and skills of each Director and nominee, including the person’s particular areas of expertise and other relevant qualifications, and the interplay of such experience, qualifications, attributes and skills with the Board as a whole. As determining the specific qualifications or criteria against which to evaluate the fitness or eligibility of potential Director candidates is necessarily a dynamic and an evolving process, the Board believes that it is not always in the best interests of Euronet or its Stockholders to attempt to create an exhaustive list of such qualifications or criteria. Appropriate flexibility is needed to evaluate all relevant facts and circumstances in context of the needs of the Board and Euronet at a particular point in time. Accordingly, the Nominating & Corporate Governance Committee reserves the right to consider those factors as it deems relevant and appropriate, including the current composition of the Board, the balance of management and independent Directors, the need for Audit Committee expertise and the evaluations of other potential Director candidates. The committee does not have a policy concerning diversity but it believes that the above criteria will lead the committee to consider diversity in its various forms (including diversity of age, experience, background and perspective) in selecting Director candidates. In determining whether to recommend a Director for re-election, the Nominating & Corporate Governance Committee also considers the Director’s past attendance at meetings and participation in and contributions to the activities of the Board.

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As general guidelines, members of the Board and potential Director candidates for nomination to the Board will be persons with appropriate educational background and training and who:

  have personal and professional integrity;
  act in a thorough and inquisitive manner;
  are objective;
  have practical wisdom and mature judgment;
  have demonstrated the kind of ability and judgment to work effectively with other members of the Board to serve the long-term interests of the Stockholders;
  have a general understanding of management, marketing, accounting, finance and other elements relevant to Euronet’s success in today’s business environment;
  have financial and business acumen, relevant experience, and the ability to represent and act on behalf of all Stockholders;
  are willing to devote sufficient time to carrying out their duties and responsibilities effectively, including advance review of meeting materials; and
  are committed to serve on the Board and its committees for an extended period of time.

In addition, we do not permit any new Directors nominated by the Board (a) who serve as a member of Euronet’s Audit Committee to serve on the audit committee of more than two other boards of public companies, (b) who serve as chief executive officers or in equivalent positions of other public companies to serve on more than two boards of public companies in addition to the Board, and (c) generally to serve on more than four other boards of public companies in addition to the Board.

The Board values the contributions of a Director whose years of service has given him or her insight into Euronet and its operations and believes term limits are not necessary.

The Board believes that its membership should continue to reflect a diversity of gender, race, ethnicity, age, sexual orientation and gender identity and the Nominating/Governance Committee is committed to actively seeking women and minority candidates for the pool from which director candidates are chosen in support of the Board’s commitment to diversity.

Director Candidate Recommendations and Nominations by Stockholders

The Nominating & Corporate Governance Committee’s charter provides that the Nominating & Corporate Governance Committee will consider Director candidate recommendations by Stockholders. Director candidates recommended by Stockholders are evaluated in the same manner as candidates recommended by the Nominating & Corporate Governance Committee. Stockholders should submit any such recommendations to the Nominating & Corporate Governance Committee through the method described under “Other Matters - Recommendations or Nominations of Individuals to Serve as Directors” below. In addition, in accordance with Euronet’s Bylaws, any Stockholder of record entitled to vote for the election of Directors at the applicable meeting of Stockholders may nominate persons for election to the Board of Directors if such Stockholder complies with the notice procedures set forth in the Bylaws and summarized in “Other Matters - Deadline to Propose or Nominate Individuals to Serve as Directors” below.

Lead Independent Director

Under the Company’s Corporate Governance Guidelines, the Board annually selects a Lead Independent Director. The principal responsibilities of the Lead Independent Director are to call for and conduct executive sessions of the Board, serve as liaison between the Chairman of the Board and the independent Directors, approve meeting agendas and schedules for Board meetings, recommend matters to the Chairman for consideration by the Board and be available for consultation and direct communication with Stockholders and all interested parties. A full list of the roles and responsibilities is included in the Company’s Corporate Governance Guidelines.

The Board believes that the existence of a Lead Independent Director enhances coordination of decision-making among the independent Directors and communication between them and the Chairman, and provides a single point of contact for Stockholders and other outside parties to communicate with the Board. Thomas A. McDonnell has acted as the Lead Independent Director since September 2014.

Combined CEO and Chairman Role

Michael J. Brown currently serves as both Chairman of the Board of Directors and Chief Executive Officer and President of the Company. The Nominating & Corporate Governance Committee and the Board have considered the advantages and disadvantages of the combination of these two roles and consider it appropriate to maintain the combined roles. In particular, the Board has concluded that this structure promotes unified leadership and direction for the Company and provides a single, clear focus for the chain of command to execute the Company’s business plans and strategies.

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Risk Oversight

The Board has delegated oversight of Euronet’s risk management efforts to the Audit Committee. The Audit Committee’s role in risk oversight includes reviewing information provided by members of senior management on areas of material risk to the Company, or to the success of a particular project or endeavor under consideration, including operational, financial, legal, regulatory, compliance, cybersecurity, strategic and reputational risks. The Audit Committee uses such information to understand the Company’s risk identification, risk management and risk mitigation strategies. The Board believes that risk management is an integral part of Euronet’s annual strategic planning process, which addresses, among other things, the risks and opportunities facing the Company.

Part of the Audit Committee’s responsibilities, as set forth in its charter, is to review with corporate management, the independent auditors and the internal auditors, if applicable, any legal matters, risks or exposures that could have a significant impact on the financial statements and the steps management has taken to minimize the Company’s exposure. The Company’s management regularly evaluates these controls, and the Audit Committee is provided regular updates regarding the effectiveness of the controls. The Audit Committee regularly reports to the full Board.

Cybersecurity Oversight

The Board is responsible for overseeing cybersecurity risk. In 2021, the Company's Chief Technology Officer gave a presentation to the Board regarding the security and integrity of the Company's systems, including cybersecurity updates that focused on the Company's most critical processing systems, cybersecurity infrastructure and procedures, drills and training of employees, mitigation of cyber risks and assessments by third-party experts.

Communications with the Board of Directors

The Board has approved a formal policy for Stockholders to send communications to the Board or its individual members. Stockholders can send communications to the Board and specified individual Directors by mailing a letter to the attention of the Board or a specific Director (c/o the General Counsel) at Euronet Worldwide, Inc., 11400 Tomahawk Creek Parkway, Suite 300, Leawood, Kansas 66211 or by sending an email to directors@eeft.com.

Upon receipt of a communication for the Board or an individual Director, the General Counsel will promptly forward any such communication to all the members of the Board or the individual Director, as appropriate. If a communication to an individual Director deals with a matter regarding Euronet, the General Counsel will forward the communication to the entire Board, as well as the individual Director. Neither the Board nor a specific Director is required to respond to Stockholder communications and when responding shall do so only in compliance with the Corporate Governance Guidelines.

Director Attendance at Annual Meeting

Euronet has a policy encouraging its Directors to attend the Annual Meeting of Stockholders. Seven Directors, Michael J. Brown, Andrew B. Schmitt, Paul S. Althasen, M. Jeannine Strandjord, Mark R. Callegari, Thomas A. McDonnell and Michael N. Frumkin, attended our 2021 Annual Meeting.

Code of Conduct

The Board has adopted a Code of Business Conduct & Ethics for Directors, Officers and Employees (the “Code of Conduct”) that applies to our directors, executive officers and our employees. The Code of Conduct is available on Euronet’s website at http://ir.euronetworldwide.com/corporate-governance. Any amendment to or waiver of the Code of Conduct will be filed on Form 8-K or posted on our website.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our Directors are as follows:

Name	Age	Position	Term Expires
Michael N. Frumkin	53	Class III Director	2024
Paul S. Althasen	57	Class III Director	2024
Thomas A. McDonnell	76	Class III Director	2024
Dr. Andrzej Olechowski	75	Class II Director	2023
Mark R. Callegari	65	Class II Director	2023
Michael J. Brown	65	Chairman, Chief Executive Officer and Class I Director	2022
Andrew B. Schmitt	73	Class I Director	2022
M. Jeannine Strandjord	76	Class I Director	2022

Classified Board

We currently have eight Directors divided among three classes as described above.

The Board has determined that all of the Directors, other than Mr. Brown, are independent Directors as defined in the listing standards for The Nasdaq Stock Market LLC.

Three Class I Directors are to be elected at the Annual Meeting for three-year terms ending at the Annual Meeting of Stockholders in 2025. The Board has nominated Michael J. Brown, Andrew B. Schmitt and M. Jeannine Strandjord for election as Class I Directors. Unless otherwise instructed, each valid proxy will be voted for Messrs. Brown and Schmitt and Ms. Strandjord. Each of the Class I nominees has consented to serve as a Director of Euronet. If a nominee is unable or subsequently declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any alternative nominee who shall be designated by the present Board to fill the vacancy. We are not aware of any reason why Messrs. Brown or Schmitt or Ms. Strandjord will be unable or will decline to serve as a Director.

Nominees for Election at the Annual Meeting

The following is a brief description of the business experience of each nominee for Director and a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the nominee should continue to serve as a Director for the Company, in light of the Company’s business and structure.

MICHAEL J. BROWN is one of the co-founders of Euronet in 1994 and has served as our Chairman of the Board and Chief Executive Officer since 1996 and as our President since December 2014.  He also served as our President from December 11, 2006 to June 11, 2007. Mr. Brown has been a Director of Euronet since our incorporation in December 1996 and previously served on the boards of Euronet’s predecessor companies. In 1979, Mr. Brown co-founded Innovative Software, Inc., a computer software company that was merged in 1988 with Informix. Mr. Brown served as President and Chief Operating Officer of Informix from February 1988 to January 1989. He served as President of the Workstation Products Division of Informix from January 1989 until April 1990. In 1993, Mr. Brown was a founding investor of Visual Tools, Inc. Visual Tools, Inc. was acquired by Sybase Software in 1996. Mr. Brown was formerly a director of Blue Valley BanCorp. and Nexxus Lighting, Inc. Mr. Brown currently serves on the board of directors of Monopar Therapeutics. Mr. Brown received a B.S. in electrical engineering from the University of Missouri-Columbia in 1979 and a M.S. in molecular and cellular biology at the University of Missouri-Kansas City in 1997.

The Board considers as particularly valuable Mr. Brown's deep commitment to the success of the Company (demonstrated in particular by his long-term stock holdings), his extensive experience as the founder of the Company and the initiator of each of the business lines of the Company, and the strategic, business and financial skills and knowledge he brings to his position as Director. Through his management of the Company since its inception, Mr. Brown has acquired a unique knowledge of the financial transaction processing industry in the markets in which the Company operates.

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 ANDREW B. SCHMITT has served on our Board since September 24, 2003. Mr. Schmitt served as President and Chief Executive Officer of Layne Christensen Company from October 1993 until his retirement on January 31, 2012. For approximately two years prior to joining Layne Christensen Company, Mr. Schmitt was a partner in two privately owned hydrostatic pump and motor manufacturing companies and an oil and gas service company. He served as President of the Tri-State Oil Tools Division of Baker Hughes Incorporated from February 1988 to October 1991. Currently, Mr. Schmitt serves on the board of directors of FreightCar America, Inc., where he chairs the Compensation Committee and is a member of the Nominating and Corporate Governance Committee. Mr. Schmitt served as a director of Layne Christensen Company until his retirement in 2012. Mr. Schmitt holds a bachelor of science degree from the University of Alabama School of Commerce and Business.

The Board considers as particularly valuable Mr. Schmitt's extensive financial, business and management experience and skills, including in particular, valuable knowledge and experience acquired from managing an international business that, like the Company, operated in many developing markets during his tenure.

M. JEANNINE STRANDJORD, CPA, has 50 plus years of financial management experience and was employed in three different industries after starting in public accounting on the audit staff of Ernst and Ernst in 1968.  For 20 years, beginning in 1985, she held several senior financial management roles at Sprint Corporation.  She managed the successful transformation and restructuring of Sprint as Chief Integration Officer from 2003 until 2005 when she retired. Previously, she was Senior VP and Chief Financial Officer of Global Solutions, a $9 billion division, from 1998 until 2003, and was Controller and Treasurer from 1986 to 1998.  Ms. Strandjord was a director of American Century Mutual Funds (for six registered investment companies) from 1994 to 2018; was a director of DST Systems, Inc., from 1996 to 2012; and has been a director of MGP Ingredients since 2013. She has also been a director of JE Dunn Construction Corporation, a private company, from 2006 to 2020.  Her current non-profit boards are the Truman Library, and the KU Medical Center Advancement Board. Past non-profit boards include Rockhurst University, the Heartland Chapter of the National Association for Corporate Directors, the Kansas City Community Foundation, the National World War I Museum and Memorial, and the Ewing Marion Kauffman Foundation. She has been a Director of the Company since 2001 and is currently the Chair of the Audit Committee. She also served as  Lead Independent Director from 2010 to 2014. Ms. Strandjord holds a bachelor's degree in accounting and business administration from the University of Kansas. She was named "National Director of the Year" by the National Association of Corporate Directors in 2018.

The Board considers as particularly valuable Ms. Strandjord's experience on the boards of various other public companies, as well as an extensive background in finance, corporate governance, restructuring, talent management, and compensation and benefits.

Other Directors

The following is a brief description of the business experience of each of our other Directors whose term of office will extend beyond 2022, and a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the other Directors are qualified for service as a Director of the Company, in light of the Company’s business and structure.

DR. ANDRZEJ OLECHOWSKI has served on our Board since May 2002. He previously served as a Director of Euronet from its incorporation in December 1996 until May 2000. From 2005 until 2009 when he retired, Dr. Olechowski was the President of Conseil DG, a Polish consulting company. From 1995 until 2008, Dr. Olechowski served as a Senior Advisor for Central Europe Trust, Poland, a consulting firm. He has held several senior positions with the Polish government: from 1993 to 1995, he was Minister of Foreign Affairs and in 1992 he was Minister of Finance. From 1992 to 1993, and again in 1995, he served as economic advisor to President Lech Walesa. From 1991 to 1992, he was Secretary of State in the Ministry of Foreign Economic Relations and from 1989 to 1991 he was Deputy Governor of the National Bank of Poland. From May 1998 to June 2000, Dr. Olechowski served as the Chairman of Bank Handlowy w Warszawie S.A. (Poland). From 2011 to 2018, Dr. Olechowski was a Professor at Vistula University. Until April 2009, Dr. Olechowski sat on the Supervisory Board of Vivendi (France) and until 2021 sat on the Supervisory Board of Bank Handlowy w Warszawie S.A. (Poland), and the board of directors of Play Communications S.A. and currently sits on the boards of various charitable and educational foundations.  He received a Ph.D. in Economics in 1979 from the Central School of Planning and Statistics in Warsaw.

The Board considers as particularly valuable Dr. Olechowski's significant stature in Polish government and business, his extensive business connections in and knowledge of the banking industry in Poland and Central Europe (which have historically been among the most important markets in the EFT Division), as well as his experience as a consultant and member of other boards with respect to the strategic and market factors affecting our business.

MARK R. CALLEGARI has served on our Board since September 2014. Mr. Callegari is the Founder and Chief Executive Officer of Callegenix, LLC, an industry leader in lighting control and microprocessing systems founded in 1999. In 2002, Mr. Callegari founded LightWild LLC and served as its Chairman until 2013. In 2002, Mr. Callegari founded and served as Chairman of Animated Lighting, Inc., until its sale in 2005. In 1998, Mr. Callegari founded Tidestone Technologies and served as its Chairman until 2001. In 1979, Mr. Callegari co-founded Innovative Software, Inc., a computer software company that was merged in 1988 with Informix. Mr. Callegari served as Executive Vice President of Informix from 1988 to 1992. Mr. Callegari received a Bachelor of Science degree from Rockhurst University and is the holder of two patents on the process of illuminating building facades.

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The Board considers as particularly valuable Mr. Callegari's extensive talent as a proven entrepreneur with valuable insight and his experience in developing industry leading technology and software solutions.

MICHAEL N. FRUMKIN has served on our Board since June 2020. Mr. Frumkin has more than 25 years of experience in technical and management leadership roles in fast-growth, high-performance technology companies, including Silicon Valley icons like NeXT and Google. He was responsible for critical engineering functions at Verity, Excite, and Google all of whom went from startup to successful IPOs during his tenure. In 1995, he joined a small 10 person startup that built one of the first full scale commercial internet search engines that eventually became Excite@Home, a multi-billion dollar public company. In his tenure at Excite, Mr. Frumkin was responsible for core company functions like web crawl and e-commerce engineering. After Excite, Mr. Frumkin spent several years as the Chief Technology Officer of Gamechange, the seed stage collaboration between Accenture Technology Ventures and Softbank Venture Capital, where he was responsible for technical due diligence and providing management guidance to portfolio companies. In 2002, pursuing a desire to go back to his more technical distributed computing roots, he joined Google where his responsibilities have ranged from managing large engineering teams responsible for most of Google’s revenue, to overseeing critical internal software infrastructure projects. At various points in time, he was responsible for the engineering teams building and operating AdWords and the initial launch of AdSense, and the building of Google’s personalization infrastructure. In 2012, Mr. Frumkin founded the Google Accelerated Science research team within Google Research. This team works with leading scientific institutions and universities around the world to increase the pace of discovery in important scientific research by bringing Google’s expertise in machine intelligence and machine perception to bear on fundamental science problems. Mr. Frumkin holds Bachelor of Science and Master of Science degrees in Computer Science and Engineering from MIT.

The Board considers as particularly valuable Mr. Frumkin's technical and engineering expertise, and demonstrated success in applying that knowledge across a variety of high-growth technology companies.

PAUL S. ALTHASEN has served on our Board since May 2003. He joined Euronet in February 2003 in connection with Euronet’s acquisition of e-pay Limited, a UK company. Mr. Althasen served as Executive Vice President of Euronet until his resignation on April 2, 2012. Mr. Althasen is a co-founder and former CEO and Co-Managing Director of e-pay, and he was responsible for the strategic direction of e-pay from its formation in 1999 until April 2012. From 1989 to 1999, Mr. Althasen was a co-founder and Managing Director of MPC Mobile Phone Center, a franchised retailer of cellular phones in the UK. Previously, Mr. Althasen worked for Chemical Bank in London where he traded financial securities. From 2008 to 2016, Mr. Althasen served as a director of Evolve Telecom Ltd., a B2B provider of telecommunication services. Mr. Althasen currently serves as a director of Lodwick Homes Ltd. Since 2008, Mr. Althasen has been a director of Pier Insurance Managed Services Ltd., where he holds joint responsibility for the company's strategic direction and general management. Mr. Althasen has a B.A. (Honors) degree in business studies from the City of London Business School.

The Board considers as particularly valuable Mr. Althasen's broad first-hand knowledge and experience in the prepaid payments industry in Western Europe and especially in the UK.

THOMAS A. MCDONNELL has been a Director of Euronet since its incorporation in December 1996 and he previously served on the boards of Euronet’s predecessor companies. He has served as Lead Independent Director since September 2014. From October 1984 until September 12, 2012, he served as Chief Executive Officer of DST Systems, Inc., a former Stockholder of Euronet. From September 12, 2012 through December 31, 2012, he served as non-executive Chairman of DST Systems, Inc. From 1973 to September 1995, he served as Treasurer of DST Systems, Inc. From January 1, 2013 until his retirement on December 31, 2014, Mr. McDonnell was President and Chief Executive Officer of the Ewing Marion Kauffman Foundation. Mr. McDonnell is currently a director of Kansas City Southern, where he is a member of the Audit Committee. Mr. McDonnell has a B.S. in Accounting from Rockhurst University and an M.B.A. from the Wharton School of Finance.

The Board considers as particularly valuable Mr. McDonnell's many years of experience in management of a public company in the transaction processing industry and participation on other company boards, whereby Mr. McDonnell has acquired extensive financial, accounting and management experience and substantive business knowledge. These qualities, as well as the knowledge of the Company’s business gained from his participation on the Board since the Company’s inception, are considered particularly valuable by the Board.

Required Vote and Board Recommendation

Election of the Company’s three nominees for Director requires each Director nominee to receive the affirmative vote of a majority of the votes cast in person, by telephone, mailed in or represented by proxy at the Annual Meeting regarding the election of such Director nominee.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF MR. MICHAEL J. BROWN, MR. ANDREW B. SCHMITT AND MS. M. JEANNINE STRANDJORD AS CLASS I DIRECTORS OF EURONET.

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PROPOSAL 2

RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2022

We are requesting our Stockholders ratify the selection by our Audit Committee of KPMG LLP as Euronet’s independent registered public accounting firm for 2022. KPMG LLP will audit the consolidated financial statements of Euronet and its subsidiaries for 2022, review certain reports we will file with the SEC, audit the effectiveness of our internal control over financial reporting, provide our Board and Stockholders with certain reports, and provide such other services as our Audit Committee and its Chairperson may approve from time to time.

       KPMG LLP served as our independent registered public accounting firm for 2021, and performed professional services for us as described below in the “Audit Matters” section. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions. Although our Audit Committee has selected KPMG LLP, it nonetheless may, in its discretion, terminate KPMG’s engagement and retain another independent registered public accounting firm at any time during the year if it concludes that such change would be in the best interests of Euronet and its Stockholders.

Required Vote and Board Recommendation

Approval of the ratification of KPMG LLP as our independent registered public accounting firm for 2022 requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and voting on this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2022.

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our Stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail below under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed (i) to align the interests of executive management and Stockholders by making individual compensation dependent upon achievement of financial goals and by providing long-term incentives through our equity-based award plans, and (ii) to provide competitive compensation that will help attract, retain and reward highly qualified executives who contribute to our long-term success. The overall compensation program is designed to reward a combination of strong individual performance, strong performance by Euronet in meeting its long-term strategic goals and stock price appreciation.

Our compensation package for executive officers consists of a balance of base salary, certain employee benefits, annual bonuses under our Executive Annual Incentive Plan, performance based equity grants and limited perquisites or other benefits. To serve the best interests of Stockholders, the Compensation Committee follows an executive compensation philosophy that emphasizes performance-based compensation. This philosophy also aligns the economic interests of executive officers and Stockholders by ensuring that nonvested performance-based equity incentive awards represent a substantial portion of an executive officer’s total compensation package. The Compensation Committee periodically reviews our executive compensation practices to ensure they achieve our desired goals.

At last year’s annual meeting, over 82% of the votes cast on the advisory vote on executive compensation were in favor of the Company’s named executive officer compensation for 2020. We are asking our Stockholders to again indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our Stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our Stockholders to approve, on an advisory basis, the following resolution:

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“RESOLVED, that the Company’s Stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. However, our Board of Directors and Compensation Committee value the opinions of our Stockholders and will consider the outcome of the vote when making future executive compensation decisions.

THE BOARD UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND RELATED NARRATIVE DISCLOSURE.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Euronet has a long-standing compensation philosophy that emphasizes performance-based compensation to ensure that the interests of all of our executives, including the named executive officers (NEOs), are aligned with our Stockholders.  Our program is market-competitive to ensure we attract, retain and reward highly qualified executives who contribute to our success with compensation packages established pursuant to the following principles:

  Market-Competitive - We review and benchmark our compensation opportunities annually to ensure total direct compensation including base salary, an annual cash incentive and target long-term equity incentives are market-competitive.
  Pay for Performance - We emphasize pay for performance with at least 80% of NEO target total direct compensation dependent on the achievement of annual and long-term Company performance goals.
  Comprehensive Benefit Programs - We offer our employees a competitive benefit plan that supports retirement, health and wellness. NEOs generally have access to the same health and retirement benefits as all of our U.S. employees.
  Stockholder Value Alignment - We align incentive programs with Stockholder value creation by using annual and three-to-five year performance measures that drive Stockholder value. Incentive goals are directly aligned with our Board-approved long-term strategic plan.

Management's primary operating measures are earnings per share and operating income, each adjusted for currency fluctuations and certain pre-defined, non-cash and non-recurring elements approved by the Compensation Committee, which we refer to as "adjusted EPS" and "adjusted operating income," respectively.

Financial Performance

In 2021, the Company achieved strong financial results as the Company emerged from the COVID-19 pandemic that began in early 2020. Our 2021 financial performance was as follows:

Top and Bottom Line Results
21%	45%	31%
Revenue Increase	Adjusted Operating Income Increase	Adjusted EPS Increase
18% increase on a constant currency basis[1]	42% increase on a constant currency basis[1]

Stockholder Value Creation
Total Stockholder Return
$227.8 million	Year-end 2021
Capital Returned to Stockholders	1-YEAR (18%)	3-YEAR 16%	5-YEAR 65%
(through Share Repurchases)
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________

1Adjusted operating income, adjusted EPS, revenue on a constant currency basis and adjusted operating income on a constant currency basis are non-GAAP financial measures that exclude certain items. Please refer to Appendix A to this Proxy Statement for a reconciliation of these measures relative to the reported GAAP financial measures. To evaluate performance in a manner consistent with how management evaluates our operational results and trends, the Compensation Committee uses certain non-GAAP performance metrics for both annual incentive and long-term awards. Constant currency financial measures assume foreign currency exchange rates did not change from the prior period, which enables consistent year-over-year financial comparisons and ensures incentive payouts are not artificially inflated or impaired by local country currency fluctuations that are outside the control of management.

The following graph compares Euronet Worldwide Inc.’s annual percentage change in cumulative total return on common shares over the past five years with the cumulative total return of companies comprising the Nasdaq Composite index and the Nasdaq US Benchmark Financial Services TR Index. This presentation assumes that $100 was invested in shares of the relevant issuers on December 31, 2016, and that dividends received were immediately invested in additional shares. The graph plots the value of the initial $100 investment at one-year intervals for the fiscal years shown. The Nasdaq Composite index replaces the CRSP Nasdaq Stock Market (US Companies) Index and the Nasdaq US Benchmark Financial Services TR Index replaces the CRSP Nasdaq Financial Index in this analysis and going forward, as the CRSP Index data is no longer accessible. The CRSP indexes have been included with data through 2020.

EXECUTIVE COMPENSATION PROGRAM OBJECTIVES AND STRATEGY

Our Industry Environment

The payments industry is changing rapidly and requires companies to be transparent, compliant and competitively priced as well as develop and maintain leading-edge, flexible technology in order to provide consumers with access to their funds in the way they demand it.

  Banks are closing branches, resulting in cash deserts across certain areas in Europe
  Consumers want choice on how to interact with their funds while participating in the global economy
  Data security, data privacy and compliance are fundamentally important to company success

Our Compensation Program Must Reflect the Industry Within Which We Operate, Be Market Competitive and Pay For Performance

We strive to balance the need for market-competitive pay within a framework that provides the appropriate mix of fixed and variable, at-risk compensation to attract, retain and motivate talent and align executive and stockholder interests within our pay-for-performance objectives.

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Our program must:

  Support our efforts to attract and retain highly qualified business minds to contribute to our long-term success
  Align the interests of our executives with the interests of our stockholders by making individual compensation dependent upon achievement of financial goals and providing long-term incentives through our equity-based award plans
  Reward our executives based on the achievement of sustained financial and operating performance and demonstrated leadership

PARTICIPANTS IN EXECUTIVE COMPENSATION DESIGN AND DECISION-MAKING PROCESS

Compensation Committee

The Compensation Committee is currently comprised of six independent Directors who each hold a significant amount of Company stock (stock value at December 31, 2021 of Compensation Committee members ranges from six to 37 times the annual retainer) and together they administer our executive compensation programs. The Compensation Committee is responsible for recommending policies to the Board that govern both annual cash compensation and equity incentive programs. The Compensation Committee has the authority to retain independent outside consultants or advisors as it deems necessary to provide desired expertise and counsel.

Compensation Consultant

The Compensation Committee retained FW Cook as independent compensation consultant for 2021 to advise the Compensation Committee on all matters related to executive officer compensation. FW Cook provided advice regarding current and emerging practices with regard to executive compensation. Representatives from FW Cook attended meetings, as requested by the Committee, including the December 2021 meeting, when the Committee approved grants of stock incentive awards and determined executive compensation and established performance targets for 2022. FW Cook provided other services to the Compensation Committee or the Company as outlined on pages 26 and 27.  FW Cook did not provide any other services to the Compensation Committee or the Company outside of its capacity as executive compensation consultant.

The Compensation Committee assessed the independence of FW Cook pursuant to Nasdaq's rules and concluded that no conflict of interest exists that would prevent FW Cook from independently advising the Committee.

Chief Executive Officer and Chief Financial Officer

The Compensation Committee considers input from our Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO") regarding the responsibilities and accomplishments of individual executive officers, information as to potential achievability of incentive goals and levels of various compensation elements necessary to provide incentives for and to retain executive management. Our CEO makes recommendations to the Compensation Committee on each of the other executive officers compensation. Executive officers are not involved in proposing or seeking approval for their own compensation. For the CEO's review, the independent Directors meet in an executive session to assess the CEO's performance and determine appropriate compensation levels and performance goals.

Corporate Governance

The Compensation Committee has incorporated the following governance features into our programs:

What We Do	What We Do Not Do

>Align pay and stockholder performance

>Maintain rigorous stock ownership requirements and holding periods of shares for the CEO and Board

>Establish targets for performance metrics aligned to stockholder interests

>Require forfeiture of equity awards when a NEO terminates employment for any reason other than retirement, disability, death or termination under specific circumstances related to change of control

>Responsible use of shares under our long-term incentive program

>Prohibit pledging and hedging

>Engage an independent compensation consultant

>Provide limited perquisites

>Conduct annual compensation risk assessments

  Pay dividends or dividend equivalents on unearned, unvested or unexercised equity compensation
  Pay excessive severance benefits
  Backdate or reprice stock option awards
  Award immediately vested options or RSUs to any employee
  Make multi-year compensation guarantees
  Grant stock options with an exercise price less than fair market value
  Provide excise tax gross-ups on new or amended agreements since February 2011

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How We Establish Executive Compensation Levels

In determining the annual compensation of each executive officer, including the Chief Executive Officer, the Compensation Committee considers Euronet’s financial performance both on an absolute basis and relative to comparable companies. In addition, it assesses individual performance against quantitative and qualitative objectives. Factors considered by the Compensation Committee in assessing individual performance include, but are not limited to:

  Financial Results — Company and business sector financial results for the most recent relevant period, on an absolute basis and relative to comparable companies with respect to certain financial parameters, including revenue growth, operating income growth, growth in per share earnings and return on equity;
  Strategic Growth and Execution — strategic planning and implementation, business growth, acquisitions, technology and innovation;
  Leadership and Effectiveness — management development and personal leadership; and
  Governance and Controls — corporate reputation and brand, risk management, the strength of the internal control environment and contribution to a culture of ethics and compliance.

The Compensation Committee considers all factors collectively in determining executive officers’ annual compensation. The weight given to a particular factor may vary from year to year depending on the goals and objectives of the organization, thus enabling the Compensation Committee to align annual financial objectives with strategic leadership initiatives.

The Compensation Committee believes that it establishes challenging performance goals for executive management incentive plans. Performance goals primarily focus on adjusted EPS growth which the Compensation Committee believes provides a meaningful incentive for the executives and is strongly correlated with improved stockholder returns.

Peer Group

The Compensation Committee believes that it is essential for our continued success that overall compensation policies allow us to be competitive in attracting and retaining executive talent. However, the Committee does not establish compensation targets solely based on peer group compensation amounts, because it believes that individual and company performance should be the primary determinants of annual compensation.

The Company's peer group (the "Peer Group") listed below and FW Cook's executive compensation market analysis were used to inform the Compensation Committee's decisions on long-term incentive compensation for our executives for 2021. The Compensation Committee believes the group of companies have similar financial characteristics as Euronet and operate in similar industries.

Members of the current Peer Group were included because they met all of the following criteria:

  the company was in the same or similar industry as Euronet, including Data Processing and Outsourced Services, and Application Software,
  the company was reasonably comparable in revenue and market capitalization size to Euronet, the company was headquartered in the United States and publicly traded on a major stock exchange, and the company had a similar operating structure as Euronet, such as offering similar services and/or having significant foreign sales.

The Committee also considered companies that named Euronet as a peer and were prevalent peers of current peers.

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The companies comprising the Peer Group to determine long-term incentive compensation for our executives for 2021, all of which had revenues between $500 million and $8.5 billion and market capitalization between $500 million and $42.0 billion, were:

• ACI Worldwide, Inc.	• Global Payments, Inc.
• Alliance Data Systems Corporation	• Green Dot Corporation
• Broadridge Financial Solutions, Inc.	• Jack Henry & Associates, Inc.
• Cardtronics, Inc.	• MoneyGram International, Inc.
• Envestnet, Inc.	• SS&C Technologies Holdings, Inc.
• EVERTEC, Inc.	• TTEC Holdings, Inc.
• Fair Issac Corp	• The Western Union Company
• FleetCor Technologies, Inc.	• WEX, Inc.
• Genpact Limited

Euronet's revenues and market capitalization ranked at the following percentile as compared to the Peer Group:

	Percentile Rank(1)
	Revenues	Market Capitalization
Euronet Worldwide, Inc.	64%	48%
(1) Based on latest four quarters revenues and market capitalization as of October 31, 2021.

The Compensation Committee evaluates whether the compensation opportunities for executives are appropriate and competitive by comparing each named executive officer’s target total compensation opportunity, which represents the sum of the executive’s base salary and target award amounts under the Executive Annual Incentive Plan and Stock Incentive Plan, to the target total compensation opportunities for executives in comparable positions at peer companies. The Compensation Committee references the 50th percentile of the Peer Group when making this comparison, although a named executive officer’s total compensation opportunity may be higher or lower depending upon the executive’s tenure, overall level of responsibility and performance. The Compensation Committee believes that the 50th percentile is an appropriate market reference point for total compensation opportunity because of Euronet's size relative to the Peer Group.

Because of challenging market conditions due to the COVID-19 pandemic that persisted in early 2021, the Compensation Committee decided to maintain 2021 base salaries and target annual incentives at 2020 levels. The Compensation Committee's determination of 2020 salaries and target annual incentive opportunities was informed by competitive data compiled by the independent compensation consultant in late 2019, which compared target total direct compensation opportunities for our named executive officers with the median statistics for target total direct compensation among similarly situated executives within the relevant peer data.

In the fourth quarter of 2021, the Compensation Committee reviewed an updated competitive analysis of target total direct compensation opportunities for our named executive officers, to inform their decisions on long-term incentive grant values for the December 2021 grant. The competitive analysis indicated that base salaries for our executive officers were comparable to the median of our peers as was cash compensation, which included target annual non-equity incentive compensation. However, target long-term incentive grant values were below the median resulting in target total direct compensation below median for several executives. For this reason, the Compensation Committee increased target long-term incentive grant values for executives to provide a more competitive total pay opportunity. Most of our long-term equity incentive compensation is subject to performance-based vesting criteria and our executive officers will fully earn this compensation only if the performance-based vesting criteria are satisfied and our share price appreciates significantly from the date of grant. The Compensation Committee believes this structure is appropriate for our executive officers as it emphasizes performance-based stock compensation, consistent with our compensation philosophy and directly aligned with Stockholders.

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Elements of Compensation

Key elements of our Named Executive Officer compensation programs are as follows:

Element	Purpose	Characteristics
Base Salaries	Compensates executives for their level of responsibility and individual performance. Also helps attract and retain strong talent.	Fixed component; evaluated annually
Annual Non-Equity Incentives	Promotes achieving our annual corporate and business division goals.	Performance-based cash opportunity; amount varies based on company performance.
Stock Incentives	Promotes (a) achieving our long-term corporate financial goals and (b) stockholder value creation.

Performance-based equity opportunity in the form of stock options and performance RSUs; amounts earned/realized will vary from the targeted grant-date fair value based on actual financial and stock price performance.

Each element of compensation is described below, including a discussion of the specific actions taken by the Compensation Committee for 2021 concerning the CEO and other executive officers.

Base Salaries for Named Executive Officers

In determining salary adjustments for the Named Executive Officers, the Compensation Committee considered each executive officer's individual performance and targeted base salary levels within a +/- 15% range around the median base salary paid for executives with similar responsibilities within the Peer Group and survey data. Adjustments are not made each year. As previously discussed, the Compensation Committee did not make adjustments from the 2020 salaries for any Named Executive Officers.

The table below shows the salaries for the named executive officers:

Name	FY2020 Salary (000s)	FY2021 Salary (000s)	Merit % Increase
Michael J. Brown	$850	$850	—%
Rick L. Weller	$500	$500	—%
Nikos Fountas	€405	€405	—%
Kevin J. Caponecchi	$450	$450	—%
Juan C. Bianchi	$450	$450	—%

Annual Non-Equity Incentive Compensation

Certain members of senior and executive management, including the Named Executive Officers participate in our Stockholder approved Executive Annual Incentive Plan through which they are eligible to earn non-equity (cash) incentive awards. In determining annual non-equity incentive compensation, the Compensation Committee considers the overall performance of Euronet and the individual performance of each executive officer. In measuring individual performance, the Compensation Committee measures the level of responsibility of an executive officer against his base salary and other elements of compensation to determine whether overall compensation is sufficient to retain and motivate highly qualified individuals.

Non-equity incentive compensation to executive officers applies Company-wide performance criteria that executives directly influence, to ensure a link between annual performance and actual incentive payments. In December 2020, the Compensation Committee established 2021 incentive targets for Messrs. Brown, Weller, Fountas, Caponecchi and Bianchi based on predetermined adjusted EPS targets on a constant currency basis.

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For 2021, adjusted EPS on a constant currency basis of $3.00, $3.50 or $4.00 would result in a payout as a percentage of base salary of 75%, 150% or 300%, respectively, for Mr. Brown, 62.5%, 125% or 250%, respectively, for Mr. Weller and 50%, 100% or 200%, respectively, for each of Messrs. Fountas, Caponecchi and Bianchi. Amounts achieved between target and maximum were calculated based on the proportionate achievement. The threshold, target and maximum adjusted EPS objectives for 2021 represent a 6%, 24% and 42% increase, respectively, over adjusted EPS of $2.82 for 2020. For 2021, the Company achieved adjusted EPS of $3.69 ($3.66 on a constant currency basis), which resulted in annual incentive compensation of $1,683,000, $825,000, €534,600, $594,000 and $594,000 being paid to Messrs. Brown, Weller, Fountas, Caponecchi and Bianchi, respectively. Results achieved between the target and maximum were calculated based on their proportionate achievement.

Name	2020 Annual Incentive Plan Payout	2021 Annual Incentive Plan Payout	% Increase / (Decrease)
Michael J. Brown	$—	$1,683,000	n/a
Rick L. Weller	$—	$825,000	n/a
Nikos Fountas	€—	€534,600	n/a
Kevin J. Caponecchi	$—	$594,000	n/a
Juan C. Bianchi	$—	$594,000	n/a

Stock Incentive Programs

Our stock incentive plans are designed to promote an alignment of long-term interests between our employees and our Stockholders and to assist in the retention and motivation of employees. The Compensation Committee can grant to key employees of Euronet and its subsidiaries a variety of stock incentives, including nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance awards and other stock-based incentives. Grants are usually approved by the Compensation Committee for recommendation to the Board during regularly scheduled committee meetings, of which there are typically four per year occurring at regular intervals. The Compensation Committee intends that performance-based stock incentives serve as a significant portion of our executive officers’ total compensation package. Stock incentives offer the executive officers significant long-term incentives to increase their efforts on behalf of Euronet and its subsidiaries, to focus managerial efforts on enhancing Stockholder value and to align the interests of the executive officers with the Stockholders. Grants of stock incentives are designed to be competitive with the companies in the Peer Group for the level of job the executive officer holds and to motivate the executive officer to contribute to an increase in our stock price over time.

Under the terms of the Stock Incentive Plan, last approved by the Stockholders in May 2021, the exercise price of all option awards made to our Named Executive Officers or any of our other employees is fixed at the closing trading price on the date of grant. We do not have a program, plan or practice of awarding options and setting the exercise price based on the stock’s price on a date other than the grant date, and we do not have a practice of determining the exercise price of option grants by using average prices (or lowest prices) of our common stock in a period preceding or following the grant date.

Long-Term Equity Incentive Awards

In December 2021, the Compensation Committee, together in consultation with its compensation consultants, completed the award of equity incentive compensation grants to selected managers and key contributors to the success of the Company’s achievements, including the CEO and other NEOs. To further the long-term growth and success of Euronet, the Committee proposed and the Board approved the granting of awards to motivate the leadership team to remain committed to Euronet's market opportunities in the rapidly changing Fintech market. In that regard, the grants included a combination of performance vesting stock options and performance vesting restricted stock. The RSUs and stock options vest based on service and performance conditions over three to four years. The Committee believes that these awards will provide continued motivation to the leadership team to remain with the Company and capitalize on the very substantial opportunities in the payments industry to continue to grow Stockholder value.

As described above, the Compensation Committee reviewed Euronet’s performance in recent years in relation to the executives' incentive targets to confirm that the performance measures the Compensation Committee previously set for performance-based incentive stock awards were sufficiently rigorous and demanding as demonstrated by incentive goal performance ranging from zero achieved to partial achievement to full achievement. After this review, the Compensation Committee determined that the targets and the associated level of compensation awarded to the executive officers have generally been appropriate and challenging.

We reported and included the grant date fair value of each year’s award as compensation in the summary compensation tables. These historical awards, while reported as compensation, are theoretical valuations assuming stock appreciation and anticipated achievement of the established performance goals as of the date of the grant. The value realized will depend on three important factors — a three to five year vesting period for equity awards, achievement of the predetermined performance goals and stock price appreciation. Therefore, actual compensation will differ from theoretical compensation based upon actual stock price and operating performance.

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Compensation Mix

The Compensation Committee concluded that for 2021 executive compensation reflected an appropriate mix of base salary, incentive bonuses, service-based equity compensation and performance-based equity compensation that provides sufficient retentive and motivational value to align the interests of executives with our Stockholders.

Benefits

Our employees in the United States are entitled to receive medical, dental, vision, life and short-term and long-term disability insurance benefits and may participate in our 401(k) plan. For 401(k) participants, we match 50% of participant deferrals on the first six percent or four percent of a participant’s deferrals, depending on which subsidiary’s plan the employee participates. Generally, employees outside the United States are covered by social benefit programs of their respective countries. Our executive officers generally participate in these benefit plans on the same basis as our other employees.

All of our employees are entitled to participate in the Employee Stock Purchase Plan ("ESPP"), which was adopted in 2001. This plan, which has been established in accordance with certain federal income tax rules set forth in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), permits employees to purchase stock from us at a price that is equal to 85% of the lower of the trading price on the opening or closing of certain three-month “offering periods.”

Retirement Plans

We do not sponsor a defined benefit pension plan or any other deferred compensation plans for executives or any of our other employees.

Perquisites and Other Benefits

Perquisites and other benefits have been a very small part of our executive compensation program. The aggregate incremental cost to the Company of providing perquisites and other benefits to our CEO and the other NEOs as a group in 2021 was $12,145 and $334,372, respectively, and is included in the “All Other Compensation” column of the Summary Compensation Table on page 34. As a part of Mr. Fountas' relocation to London, UK in 2018, the Compensation Committee approved the reimbursement of personal costs for housing and school tuition. The Compensation Committee believes this reimbursement is appropriate to locate Mr. Fountas in a significant European financial center near companies important to the growth plans of Euronet and to better facilitate international travel necessary for his duties. Considered both individually and in the aggregate, the Compensation Committee believes that the perquisites and other benefits we offer to our Named Executive Officers are reasonable and appropriate.

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Change of Control Policy

Euronet has a change in control provision in our Stock Incentive Plan that applies to all plan participants, including our NEOs. The change in control provisions were adopted to mitigate the concern that, in the event the Company is considering a change in control transaction, the employees involved in considering the transaction will be motivated to act in their own interests rather than the interests of the Stockholders. Employees may not be in a position to influence the Company’s performance after a change in control and may not be in a position to earn their incentive awards or vest in their equity awards. Thus, the provisions are designed to make any transaction neutral to the employees’ economic interests. For a more detailed discussion of change in control arrangements with our NEOs, see the "Employment Agreements" discussion below.

Employee and Director Stock Ownership and Hedging Policy

Euronet also encourages broad-based employee stock ownership through various Stockholder approved stock compensation plans. More than 350 employees have received awards in a combination of stock options and restricted stock. This means that, like other Stockholders, employees broadly participate in both the upside opportunity and the downside risk of our performance. Key components of the Stock Ownership and Hedging Policy include:

  The allocation of stock awards to employees is progressive so that as an employee's level of responsibility and corresponding total compensation opportunity increases, an increasing percentage of total compensation is paid in performance based restricted stock and/or stock options to better align leadership with Stockholders.
  Euronet has established an insider trading policy which applies to all directors, officers, employees, contractors, consultants and advisers of the Company, which are collectively referred to as “covered persons.” All covered persons are prohibited from trading in puts, calls or similar options on our stock or selling our stock “short.”  In addition, covered persons may not purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engage in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of our securities.
  Any Award granted to the Chief Executive Officer will contain a requirement that any shares issued upon the vesting of the Award will be held for a minimum of one (1) year subsequent to the date of vesting, unless the Chief Executive Officer retires or is terminated prior to such time.
  Euronet’s insider trading policy prohibits directors, executive officers, employees that report directly to an executive officer and certain other designated employees from holding Euronet securities in a margin account or pledging Euronet securities as collateral for a loan.
    Exceptions to this restriction on pledging may be granted by the General Counsel under limited circumstances when the pledgor demonstrates the financial capacity to repay a loan without resorting to the pledged securities. As of December 31, 2021, Michael Brown had 357,129 shares pledged. Other than Michael Brown, none of the remaining NEOs had shares pledged.
  The Compensation Committee has adopted stock ownership guidelines for the Chief Executive Officer and the non-executive Directors after a compliance period of five years. The requirements for each party and their current stock ownership position are as follows based on the stock price at December 31, 2021:

Director	Required Stock Ownership	Current Stock Ownership Position
Michael J. Brown	5 times base salary	345 times base salary
Paul S. Althasen	4 times annual retainer	26 times annual retainer
Thomas A. McDonnell	4 times annual retainer	37 times annual retainer
Dr. Andrej Olechowski	4 times annual retainer	6 times annual retainer
Michael N. Frumkin (1)	Not applicable	2 times annual retainer
Andrew B. Schmitt	4 times annual retainer	32 times annual retainer
M. Jeannine Strandjord	4 times annual retainer	20 times annual retainer
Mark R. Callegari	4 times annual retainer	9 times annual retainer

(1) Mr. Frumkin was appointed to the Board of Directors on June 9, 2020 and therefore is within the five year compliance period.

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  While the stock ownership guidelines do not apply to the other NEOs, all of the other NEOs currently have stock ownership levels well in excess of generally established guidelines: Messrs. Weller, Caponecchi, Fountas and Bianchi hold shares (stock owned, stock issuable pursuant to options exercisable within 60 days of March 22, 2022 and beneficially owned stock at risk) valued at approximately 92, 43, 33 and 9 times their annual salaries, respectively.

Compensation Risk Assessment

Compensation policies and practices are designed to discourage inappropriate risk taking including:

  Stock ownership requirements for our CEO and Board of Directors.
  Incentive plans more heavily weighted toward long-term performance to reduce the incentive to impair the prospects for long-term performance in favor of maximizing performance in one year.
  Short-term and long-term incentive performance targets are established prior to the beginning of each performance period and are not subject to change.
  The Compensation Committee annually reviews fixed versus variable pay mix, incentive plan metrics, and payout formulas as well as governance and compliance mechanisms such as approval authorities. The review completed in December 2021 found that no compensation programs, policies or practices were likely to have a material adverse impact on Euronet.

Sale and Transfer of Awards

All stock option, restricted stock unit and performance-based restricted stock awards are granted under plans that specifically prohibit the sale, assignment and transfer of awards with limited exceptions such as the death of the award recipient.  In addition, the Compensation Committee may allow an award holder to assign or transfer an award.

Adjustments to Compensation Plan

We currently have no formal policy on recapturing salary or incentive awards (equity or cash) granted to a Named Executive Officer in the event that we are required to restate our financial statements (whether arising from conduct or actions of the Named Executive Officer, or otherwise). There is currently no procedure to recover (“claw back”) an element of compensation that has been paid and becomes final. The Compensation Committee believes that, despite the lack of a formal claw back policy, we have other policies and procedures in place that would deter and discourage Named Executives Officers from engaging in conduct or actions that may cause us to restate our financial statements. These include: (i) the forfeiture of outstanding equity awards upon termination for cause; (ii) the Compensation Committee's discretion over the value of equity award grants that are made annually; and (iii) the vesting of performance-based awards granted to our Named Executive Officers generally occurs over a three to five year period. However, we intend to adopt such a policy after the SEC adopts final rules related to compensation claw backs pursuant to the Dodd-Frank Act.

Tax Treatment

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent such compensation exceeds $1 million per officer in any year. The exemption from the deduction limit under Section 162(m) for “performance-based compensation” has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our “covered employees” in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The Compensation Committee will continue to monitor the applicability of Section 162(m) of the Code to its ongoing compensation arrangements. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing the “performance-based compensation” exemption from the deduction limit, no assurance can be given that any compensation that may have been (or if granted under a binding written contract in place as of November 2, 2017 may be) intended to satisfy the requirements for exemption from Section 162(m), in fact will be exempt. In determining the form and amount of compensation for our NEOs, the Compensation Committee may continue to consider all elements of the cost of such compensation, including the potential impact of Section 162(m). While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee may also look at other factors in making its decisions, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

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Recent Advisory Vote on Executive Compensation

The Company conducts an advisory vote on executive compensation every year at its annual meeting. While the vote is not binding on the Company, the Board or the Compensation Committee, the Compensation Committee believes that an annual advisory vote on executive compensation offers Stockholders the opportunity to express their views regarding the Company’s compensation program and the Compensation Committee’s decisions on executive compensation. The Board and the Compensation Committee value the opinions of Stockholders and the Compensation Committee will consider Stockholders’ concerns and evaluate whether any actions are necessary to address those concerns.

At last year’s annual meeting, over 82% of the votes cast on the advisory vote on executive compensation were in favor of the Company’s NEO compensation as disclosed in the proxy statement. The Board and Compensation Committee believe this affirms that our Stockholders generally support the Company's approach to executive compensation. Accordingly, the Compensation Committee has taken no specific actions to modify our executive compensation program as a direct result of these non-binding, advisory votes but, rather, has continued to oversee the program in accordance with its best judgment and stated governing principles.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee has reviewed the Compensation Discussion and Analysis presented above with management, and, based on that review, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Andrew B. Schmitt, Chair

Thomas A. McDonnell

M. Jeannine Strandjord

Dr. Andrzej Olechowski

Mark R. Callegari

Paul S. Althasen

     The Compensation Committee report and the “Compensation Discussion and Analysis” is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

33

COMPENSATION TABLES

Summary Compensation Table

The following table sets forth certain information regarding the compensation awarded or paid to our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated of our executive officers (the “Named Executive Officers”) for the year ended December 31, 2021 for the periods indicated:

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Compensation	All Other Compensation		Total
Michael J. Brown	2021	$850,000	—	$4,567,864	$4,567,863	$1,683,000	$12,145	(4)	$11,680,872
Chairman, Chief Executive Officer and President	2020	850,000	—	1,303,424	8,370,000	—	10,242		10,533,666
	2019	850,000	—	2,500,107	2,500,000	2,550,000	15,666		8,415,773
Rick L. Weller	2021	500,000	—	1,386,576	1,386,629	825,000	15,634	(4)	4,113,839
Executive Vice President and Chief Financial Officer	2020	500,000	—	401,421	5,380,000	—	10,242		6,291,663
	2019	500,000	—	3,664,145	3,664,196	900,000	10,260		8,738,601
Nikos Fountas (5)	2021	479,115	—	1,339,215	1,339,268	606,343	255,882	(3)	4,019,823
Executive Vice President and Chief Executive Officer, EFT Europe, Middle East and Africa Division	2020	462,186	—	321,078	5,380,000	—	258,682		6,421,946
	2019	421,410	—	3,114,137	3,114,199	632,115	269,539		7,551,400
Kevin J. Caponecchi	2021	450,000	—	1,339,215	1,339,268	594,000	16,508	(4)	3,738,991
Executive Vice President and Chief Executive Officer, epay, Software and EFT Asia Pacific Division	2020	450,000	—	321,078	5,380,000	—	11,175		6,162,253
	2019	365,000	—	3,114,137	3,114,199	547,500	11,193		7,152,029
Juan C. Bianchi	2021	450,000	—	1,339,215	1,339,268	594,000	46,348	(3)	3,768,831
Executive Vice President and Chief Executive Officer, Money Transfer Segment	2020	450,000	—	321,078	5,380,000	—	43,078		6,194,156
	2019	400,000	—	3,114,137	3,114,199	600,000	44,223		7,272,559

  Compensation for restricted stock is computed in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation. Assumptions used in calculating the aggregate grant date fair value in accordance with ASC Topic 718 are set out in Note 16 to our audited consolidated financial statements contained in the Form 10-K for the fiscal year ended December 31, 2021. Restricted stock awards for each fiscal year include awards subject to performance conditions that were valued based on the assumption the highest level of the performance targets would be achieved.
34

  Compensation for stock options is computed in accordance with the provisions of ASC Topic 718. Amounts represent the grant date fair value determined using the Black-Scholes-Merton model or a Monte Carlo simulation. The grant date fair values are only theoretical values and may not accurately determine present value. The actual value, if any, to be realized from an option will depend on the excess of the market value of the Common Stock over the exercise price on the date the option is exercised. Assumptions used in calculating the aggregate grant date fair value in accordance with ASC Topic 718 are set out in Note 16 to our audited consolidated financial statements contained in the Form 10-K for the fiscal year ended December 31, 2021.

  The following table sets forth the incremental costs to the Company of each perquisite or other benefits that are required to be quantified by SEC rules:
Named Executive Officer	Company-Paid Vehicle	Euronet 401(K) Plan Matching Contribution	Health and Group Life Insurance		Home Rent	Tuition	Pension Contribution	Other (b)	Total
Nikos Fountas	$—	$—	$6,684		$169,874	$35,514	$43,810	$—	$255,882
Juan C. Bianchi	7,200	8,700	29,454	(a)	—	—	—	994	46,348

(a) Mr. Bianchi is Executive Vice President - Chief Executive Officer, Money Transfer Segment, which is headquartered in California, and as such, he participates in a health insurance plan that is not generally available to all salaried employees.

(b) Mr. Bianchi received an anniversary gift valued at $994.

         4. Other compensation for Messrs. Brown, Weller and Caponecchi is comprised of matching contributions under the Euronet 401(k) Plan and group life insurance premiums.

        5. Mr. Fountas was paid in British pounds during 2021 and the U.S. dollar amounts disclosed for salary, non-equity incentive compensation and other compensation were converted using the average foreign currency exchange rate of $1.3755 per pound for the period over which the amounts were paid. Restricted stock and option awards are valued in U.S. dollars; therefore, no foreign currency conversion occurs.

Grants of Plan-Based Awards for 2021

The following table summarizes estimated possible payouts under non-equity incentive plan awards made to Named Executive Officers during the fiscal year ended December 31, 2021. See "Compensation Discussion and Analysis - Elements of Compensation - Annual Non-Equity Incentive Compensation" on page 28 for a description of the performance criteria for these awards.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Threshold ($)	Target ($)	Maximum ($)
Michael J. Brown	$637,500	$1,275,000	$2,550,000
Rick L. Weller	312,500	625,000	1,250,000
Nikos Fountas	229,676	459,351	918,702
Kevin J. Caponecchi	225,000	450,000	900,000
Juan C. Bianchi	225,000	450,000	900,000

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     The following table summarizes estimated future payouts under equity incentive plan awards made to Named Executive Officers during the fiscal year ended December 31, 2021.

			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date		Threshold (#)	Target or Estimate (#)	Maximum (#)
Michael J. Brown	12/7/2021	(1)	23,611	31,481	39,351			$	$4,567,864
	12/7/2021	(2)		113,346				116.08	4,567,863
Rick L. Weller	12/7/2021	(1)	7,167	9,556	11,945				1,386,576
	12/7/2021	(2)		34,408				116.08	1,386,629
Nikos Fountas	12/7/2021	(1)	6,922	9,230	11,537				1,339,215
	12/7/2021	(2)		33,232				116.08	1,339,268
Kevin J. Caponecchi	12/7/2021	(1)	6,922	9,230	11,537				1,339,215
	12/7/2021	(2)		33,232				116.08	1,339,268
Juan C. Bianchi	12/7/2021	(1)	6,922	9,230	11,537				1,339,215
	12/7/2021	(2)		33,232				116.08	1,339,268

  Restricted stock award that has two components: 1) 40% of the award will vest evenly over four years subject to the Company producing at least $60 million adjusted operating income each year of vesting upon the filing of the Company's annual Form 10-K for the years ending 2022, 2023, 2024 and 2025; and 2) up to 60% of the award will vest at the end of the third calendar year subject to the Company achieving compounded annualized growth rates ("CAGR") in adjusted constant currency earnings per share. 20% of the award will vest if the Company achieves a threshold 5% CAGR, 40% of the award will vest if the Company achieves a target 7.5% CAGR, and 60% of the award will vest if the Company achieves a maximum 10% CAGR vesting upon the filing of the Company's annual Form 10-K for the year ending 2024.
  Stock option award that vests evenly over four years upon the achievement of a 10% increase over the share price on the date of the grant for 30 consecutive days.

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Outstanding Equity Awards at Fiscal Year-End for 2021

The following table sets forth equity awards outstanding for the Named Executive Officers as of December 31, 2021.

		Option Awards							Restricted Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael J. Brown	12/11/2012	101,844					$23.63	12/11/2022
	12/10/2013	67,824					45.93	12/10/2023
	12/10/2014	67,122					56.24	12/10/2024
	12/10/2015	61,277					74.72	12/10/2025
	12/13/2016	59,277					73.72	12/13/2026	1,627	(2)	$193,890
	12/13/2017	41,971	10,493	(3)			91.99	12/12/2027	1,305	(4)	155,517	1,304	(4)	$155,398
	12/12/2018	24,223	16,148	(5)			111.45	12/12/2028	1,077	(6)	128,346	2,153	(6)	256,573
	12/10/2019	30,832	30,832	(7)			154.28	12/10/2029	1,621	(8)	193,175	3,240	(8)	386,111
	12/10/2019											2,431	(9)	289,702
	12/8/2020	25,000			50,000	(10)	133.22	12/8/2030
	12/8/2020		25,000	(11)	50,000	(11)	133.22	12/8/2030
	12/7/2021				113,346	(1)	116.08	12/7/2031				39,351	(1)	4,689,459

Rick L. Weller	12/11/2012	50,922					23.63	12/11/2022
	12/10/2013	27,130					45.93	12/10/2023
	12/10/2014	26,849					56.24	12/10/2024
	12/10/2015	25,532					74.72	12/10/2025
	12/13/2016	24,699					73.72	12/13/2026	678	(2)	80,797
	12/12/2017	17,488	4,372	(3)			91.99	12/12/2027	544	(4)	64,828	543	(4)	64,709
	12/12/2018	18,571	12,380	(5)			111.45	12/12/2028	825	(6)	98,315	1,651	(6)	196,750
	4/4/2019				27,239	(12)	141.03	4/4/2029				8,863	(13)	1,056,204
	4/4/2019				8,383	(14)	141.03	4/4/2029				2,728	(15)	325,096
	12/10/2019	14,183	14,182	(7)			154.28	12/10/2029	746	(8)	88,901	1,490	(8)	177,563
	12/10/2019											1,118	(9)	133,232
	11/5/2020				200,000	(16)	98.46	11/5/2030
	12/7/2021				34,408	(1)	116.08	12/7/2031				11,945	(1)	1,423,486
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		Option Awards							Restricted Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Nikos Fountas	12/10/2013	18,991					45.93	12/10/2023
	12/10/2014	21,479					56.24	12/10/2024
	12/10/2015	16,341					74.72	12/10/2025
	12/13/2016	19,759					73.72	12/13/2026	542	(2)	64,590
	12/12/2017	13,990	3,498	(3)			91.99	12/12/2027	435	(4)	51,839	434	(4)	51,720
	12/12/2018	8,074	5,383	(5)			111.45	12/12/2028	359	(6)	42,782	718	(6)	85,564
	4/4/2019				27,239	(12)	141.03	4/4/2029				8,863	(13)	1,056,204
	4/4/2019				8,383	(14)	141.03	4/4/2029				2,728	(15)	325,096
	12/10/2019	7,400	7,399	(7)			154.28	12/10/2029	389	(8)	46,357	778	(8)	92,714
	12/10/2019											583	(9)	69,476
	11/5/2020				200,000	(16)	98.46	11/5/2030
	12/7/2021				33,232	(1)	116.08	12/7/2031				11,537	(1)	1,374,864

Kevin J. Caponecchi	12/10/2014	11,849					56.24	12/10/2024
	12/10/2015	20,426					74.72	12/10/2025
	12/13/2016	19,759					73.72	12/13/2026	542	(2)	64,590
	12/12/2017	13,990	3,498	(3)			91.99	12/12/2027	435	(4)	51,839	434	(4)	51,270
	12/12/2018	8,074	5,383	(5)			111.45	12/12/2028	359	(6)	42,782	718	(6)	85,564
	4/4/2019				27,239	(12)	141.03	4/4/2029				8,863	(13)	1,056,204
	4/4/2019				8,383	(14)	141.03	4/4/2029				2,728	(15)	325,096
	12/10/2019	7,400	7,399	(7)			154.28	12/10/2029	389	(8)	46,357	778	(8)	92,714
	12/10/2019											583	(9)	69,476
	11/5/2020				200,000	(16)	98.46	11/5/2030
	12/7/2021				33,232	(1)	116.08	12/7/2031				11,537	(1)	1,374,864
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		Option Awards							Restricted Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Juan C. Bianchi	12/10/2015	3,268					74.72	12/10/2025
	12/13/2016	7,903					73.72	12/13/2026	542	(2)	64,590
	12/12/2017	6,995	3,498	(3)			91.99	12/12/2027	435	(4)	51,839	434	(4)	51,270
	12/12/2018	5,383	5,383	(5)			111.45	12/12/2028	359	(6)	42,782	718	(6)	85,564
	4/4/2019				27,239	(12)	141.03	4/4/2029				8,863	(13)	1,056,204
	4/4/2019				8,383	(14)	141.03	4/4/2029				2,728	(15)	325,096
	12/10/2019	7,400	7,399	(7)			154.28	12/10/2029	389	(8)	46,357	778	(8)	92,714
	12/10/2019											583	(9)	69,476
	11/5/2020				200,000	(16)	98.46	11/5/2030
	12/7/2021				33,232	(1)	116.08	12/7/2031				11,537	(1)	1,374,864
  See footnotes to table under “Grants of Plan-Based Awards for 2021” for a description of the vesting schedule for these awards.
  Restricted stock award granted on December 13, 2016, contingent upon the achievement of adjusted operating income of $60 million and the Named Executive Officer’s continued employment on the vesting date. The shares earned based on 2021 performance vested on February 22, 2022.
  Stock option award granted December 12, 2017. The remaining unexercisable stock options will vest on December 12, 2022, contingent upon the Named Executive Officer's continued employment on the vesting date.
  Restricted stock award granted on December 12, 2017. The remaining award will vest for the fiscal year 2022, contingent upon the achievement of adjusted operating income of $60 million and the Named Executive Officer’s continued employment on the vesting date. The shares earned based on 2021 performance vested on February 22, 2022.
  Stock option award granted December 12, 2018. One-half of the remaining unexercisable stock options will vest on each of December 12, 2022 and 2023, contingent upon the Named Executive Officer's continued employment on the vesting dates.
  Restricted stock award granted on December 12, 2018. The remaining award will vest one-half for each of the fiscal years 2022 and 2023, contingent upon the achievement of adjusted operating income of $60 million each year and the Named Executive Officer’s continued employment on the vesting dates. The shares earned based on 2021 performance vested on February 22, 2022.
  Stock option award granted December 10, 2019. One-half of the remaining unexercisable stock options will vest on each of December 12, 2022 and 2023, contingent upon the Named Executive Officer's continued employment on the vesting dates.
  Restricted stock award granted on December 10, 2019. The remaining award will vest one-half for each of the fiscal years 2022 and 2023, contingent upon the achievement of adjusted operating income of $60 million each year and the Named Executive Officer’s continued employment on the vesting dates. The shares earned based on 2021 performance vested on February 22, 2022.
39

  Restricted stock award granted on December 10, 2019. The award vests based on achieving threshold, target or maximum compound annual growth in adjusted EPS, on a constant currency basis, for the years 2020 through 2022, contingent upon the Named Executive Officer’s continued employment on the vesting date and the achievement of adjusted operating income of $60 million each year. A threshold CAGR of 3% results in vesting of 25% of the award, target CAGR of 5.5% results in 50% vesting of the award, and maximum CAGR of 8% results in 100% vesting of the award. Threshold amounts are reported based on performance to date.
  Stock option award granted December 8, 2020. Stock option award with 25,000 of the options vesting upon the filing of the Company’s Annual Form 10-K for the year 2022 subject to the Company producing at least $60 million adjusted operating income for the year 2022 or 50,000 of the options, less any options vested in the prior year related to this award, vesting upon the filing of the Company’s Annual Form 10-K for the year 2022 subject to the Company producing at least $120 million cumulative adjusted operating income for the two years ended 2022 and 25,000 of the options vesting upon the filing of the Company’s Annual Form 10-K for the year 2023 subject to the Company producing at least $60 million adjusted operating income for the year 2023 or 75,000 of the options, less any options vested in the prior two years related to this award, vesting upon the filing of the Company’s Annual Form 10-K for the year 2023 subject to the Company producing at least $180 million cumulative adjusted operating income for the three years ended 2023.
  Stock option award granted December 8, 2020. Stock option award with 37,500 of the options vesting upon the filing of the Company’s Annual Form 10-K for the year 2022 subject to the Company producing at least $3.50 adjusted Earnings Per Share (EPS) for either the year 2021 or 2022 and 37,500 of the options vesting upon the filing of the Company’s Annual Form 10-K for the year 2023 subject to the Company producing at least $3.50 adjusted EPS for the year ended 2023 less any amounts vested in the prior year related to this award or 75,000 of the options vesting upon the filing of the Company’s Annual Form 10-K for the year 2023 subject to the Company producing at least $4.00 adjusted EPS for any of the three years ended 2023 less any amounts vested in the prior year related to this award.
  Stock option award granted April 4, 2019. The award vests based on achieving adjusted EPS CAGR equaling or exceeding 3%, measured through the four-year period ending 2022 for 50% of the option award, and through the five-year period ending 2023 for the remaining 50%, contingent upon the Named Executive Officer's continued employment on the vesting dates. Maximum amounts are reported based on performance to date.
  Restricted stock award granted April 4, 2019. The award vests based on achieving adjusted EPS CAGR equaling or exceeding 3%, measured through the four-year period ending 2022 for 50% of the stock award, and through the five-year period ending 2023 for the remaining 50%, contingent upon the Named Executive Officer's continued employment on the vesting dates. Maximum amounts are reported based on performance to date.
  Stock option award granted April 4, 2019. The award vests proportionally upon achieving adjusted EPS CAGR ranging from 0 - 25%, with 100% of the awards vesting upon achieving 25%, measured through the four-year period ending 2022 for 50% of the option award, and through the five-year period ending 2023 for the remaining 50%, contingent upon the Named Executive Officer's continued employment on the vesting dates. 15% of the maximum award is reported based on performance to date.
  Restricted stock award granted April 4, 2019. The award vests proportionally upon achieving adjusted EPS CAGR ranging from 0 - 25%, with 100% of the awards vesting upon achieving 25%, measured through the four-year period ending 2022 for 50% of the stock award, and through the five-year period ending 2023 for the remaining 50%, contingent upon the Named Executive Officer's continued employment on the vesting dates. 15% of the maximum award is reported based on performance to date.
  Stock option award granted November 5, 2020. The award vests up to 33% in February 2023 upon the achievement of a 15% increase in the share price for a 30 day period within two years of the grant date and a 10% increase in adjusted EPS per year, and the remaining award will vest in February 2024 upon the achievement of 10% growth in adjusted EPS per year.

40

Option Exercises and Stock Vested for 2021

The following table sets forth certain information concerning options exercised and  stock vested for the Named Executive Officers during the fiscal year ended December 31, 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael J. Brown	146,279	$13,986,798	17,020	$2,290,076
Rick L. Weller	73,139	7,410,443	7,540	1,025,307
Nikos Fountas	—	—	5,415	723,849
Kevin J. Caponecchi	—	—	5,522	740,570
Juan C. Bianchi	—	—	5,415	723,849
  Market value of underlying securities on the date of exercise, minus the exercise price.

Employment Agreements

Messrs. Brown, Weller, Caponecchi and Bianchi

Messrs. Brown, Weller, Caponecchi and Bianchi have employment agreements that have substantially the same terms, except with respect to the levels of compensation, and as otherwise discussed below or under “Compensation Tables” above. The agreements with Messrs. Brown and Weller were entered into in October 2003 and were amended and restated in April 2008, principally to bring them into conformity with the provisions of the Jobs Creation Act of 2004. The agreements with Messrs. Caponecchi and Bianchi were entered into during 2007 in connection with their hiring. Mr. Bianchi's agreement was also amended in April 2008.

The employment agreements have indefinite terms and provide that they may be terminated by the executives at any time upon 60 days’ notice for Messrs. Brown, Weller, and Caponecchi and 30 days' notice for Mr. Bianchi. The agreements may be terminated by Euronet with or without “cause” provided that, in the case of termination due to “cause,” Euronet provides the executive with 14 days’ notice. The agreements define “cause” to mean: (i) conviction of the executive of, or the entry of a plea of guilty or nolo contendere by the executive to, any felony or any misdemeanor involving moral turpitude; (ii) fraud, misappropriation or embezzlement by the executive; (iii) willful failure or gross misconduct in the performance of the executive’s assigned duties; (iv) willful failure by the executive to follow reasonable instructions of any officer to whom the executive reports or the Board of Directors; and (v) the executive’s gross negligence in the performance of his assigned duties. In each case, the employment agreements provide that, in a three-year period following a “change in control,” termination for “cause” is limited to only mean an act of dishonesty by an executive constituting a felony that was intended to or resulted in gain or personal enrichment of the executive at Euronet’s expense. Euronet’s termination of an executive’s employment for cause does not result in separation payments, separation benefits or accelerated or extended vesting of unvested stock option or restricted stock awards.

If Euronet terminates an executive absent cause and prior to a “change in control” as discussed below, the employment agreements provide that Messrs. Brown, Weller, Caponecchi and Bianchi will be entitled to certain severance benefits for a period of 24 months, including the payment of the executive’s then current base salary, the continuation of the vesting and rights to exercise any then outstanding equity-based awards and the continuation of health and life insurance benefits.

In general, voluntary termination by Messrs. Brown, Weller and Caponecchi does not result in separation payments, separation benefits or accelerated or extended vesting of unvested stock options or restricted stock, except under certain circumstances constituting constructive termination. These circumstances include certain changes in conditions of the executives’ employment, such as a significant diminution in responsibilities or salary or a forced relocation. In such circumstances, these executives are entitled to the same severance benefits as if they were terminated by Euronet absent cause, prior to a “change of control.”  Voluntary termination by Mr. Bianchi prior to a "change in control" generally entitles Mr. Bianchi to the same severance benefits as a termination absent cause.

41

         The following table summarizes the severance benefits due Messrs. Brown, Weller and Caponecchi upon their termination by Euronet without cause, or their voluntary termination due to their constructive termination, and, in the case of Mr. Bianchi, the severance benefits due upon his termination without cause by Euronet or upon his voluntary termination for any reason as of December 31, 2021:

Name	Base Salary	Unvested Equity Comp(1)	Benefits	Total
Michael J. Brown	$1,700,000	$2,491,297	$24,290	$4,215,587
Rick L. Weller	1,000,000	3,199,170	31,268	4,230,438
Kevin J. Caponecchi	900,000	2,812,682	33,017	3,745,699
Juan C. Bianchi	900,000	2,812,682	58,908	3,771,590
  Represents value of unvested awards at December 31, 2021 that would become vested upon a termination without cause or constructive termination. For the purpose of this table, we have assumed the following for restricted stock awards and stock option awards that vest based on various performance measurements: (a) an annual increase in adjusted EPS of 6% each year, which represents a reasonable estimate of average annual long-term equity returns, (b) that adjusted operating income will exceed $60 million each year, and (c) that Euronet’s Common Stock price remains at the December 31, 2021 price through the 24-month vesting period.

In the event of a “change of control,” all equity incentive awards outstanding held by Messrs. Brown, Weller, Caponecchi and Bianchi will become immediately vested and the term of the employment agreements become fixed at three years from the date of the change of control and they may be terminated without cause only upon payment to the executive of a lump sum within five days of the termination equal to the full amount of base salary that would have been payable during the remaining term of the agreement (or for two years, if the remaining term is less than two years), discounted at a rate of 7.5% per annum. These provisions also apply if the executive resigns for “good reason” following a “change of control.” “Good reason” includes certain changes in conditions of employment, as a result of which the executive can be considered to have been constructively terminated, including a significant diminution in responsibilities or salary or a forced relocation. In general, the employment agreements provide that “change of control” includes: (i) completion of any merger, consolidation or sale of substantially all of our assets and such merger results in our Stockholders immediately prior to the merger holding less than 50% of the surviving entity; (ii) replacement of over 25% of our Directors without the approval of at least 75% of the Directors in office as of the effective date of the employment agreement or of Directors so approved; or (iii) the acquisition by any person or group of persons of 40% or more of the voting rights of our outstanding voting securities.

Assuming a "change in control" occurred on December 31, 2021, the remaining term of the agreement was three years and assuming the amounts due under the change of control provisions outlined above would be paid in a lump sum, the following table summarizes amounts that would have accrued to these Named Executive Officers:

Name	Base Salary	Unvested Equity Comp(1)	Benefits	Total
Michael J. Brown	$2,277,144	$7,208,271	$36,435	$9,521,850
Rick L. Weller	1,339,496	8,172,607	46,902	9,559,005
Kevin J. Caponecchi	1,205,547	7,642,526	49,525	8,897,598
Juan C. Bianchi	1,205,547	7,642,526	88,362	8,936,435
  Represents the value of all unvested equity awards at December 31, 2021.

The Compensation Committee has considered the above “change of control” provisions in the Named Executive Officers' employment agreements, and determined that the provisions offered to executives by Euronet are reasonable and appropriate.

Additionally, the employment agreements entitle the executives to certain rights to income and excise tax gross-up amounts in the event Section 4999 of the Code, or any similar tax law, applies to the change in control payments. If an executive is entitled to such tax gross-up payments, the gross-up payments will be made either to the executive or directly to the Internal Revenue Service. The gross-up amounts are subject to additional conditions and limitations and exclude excise taxes or other penalties under Section 409A of the Code. Assuming calendar year 2021 federal and state income rates, a termination without cause or good reason in connection with a change in control, and in the case of Mr. Bianchi, termination without cause or voluntary termination for any reason, each executive officer would have not been entitled to receive any tax gross-up payment as of December 31, 2021.

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The Compensation Committee has considered these tax gross-up clauses and has determined that it would not require elimination of such clauses where they appear in existing executive employment agreements. However, in February 2011, the Committee adopted a policy that from that date forward, it would not renew any existing agreements with tax gross-up clauses nor would it grant tax gross-up clauses in new executive employment agreements entered into by the Company.

In the event of the death of an executive officer, with the exception of Mr. Caponecchi who is discussed below, the provisions of our equity award agreements generally provide that all unvested equity awards outstanding shall vest immediately. As of December 31, 2021, the value of unvested equity awards outstanding that would vest in the event of death was $7,208,271 for Mr. Brown, $8,172,607 for Mr. Weller and $7,642,526 for Mr. Bianchi.

In the event of disability of an executive officer, with the exception of Mr. Caponecchi who is discussed below, the employment agreements with Messrs. Brown, Weller and Bianchi provide for the payment of a lump-sum disability benefit equal to 12 months of the current base salary, which as of December 31, 2021 represented $850,000 for Mr. Brown, $500,000 for Mr. Weller and $450,000 for Mr. Bianchi. In addition, the provisions of our equity award agreements generally provide that all equity awards outstanding shall vest immediately. As of December 31, 2021, the value of unvested equity awards outstanding that would vest in the event of disability was $7,208,271 for Mr. Brown, $8,172,607 for Mr. Weller and $7,642,526 for Mr. Bianchi. The employment agreements with Messrs. Brown, Weller and Bianchi also provide that the executives’ right to exercise any such awards will continue for a period of 12 months after termination due to disability.

In the event of death or disability of Mr. Caponecchi, his employment agreement provides for a payment of a lump sum benefit equal to 24 months of the current base salary, which as of December 31, 2021 represented a total of $900,000. Mr. Caponecchi’s employment agreement also stipulates that all unvested equity incentive awards shall vest immediately, which represents $7,642,526 as of December 31, 2021. The stock options will remain exercisable pursuant to their terms after the death or disability of Mr. Caponecchi.

Messrs. Brown, Weller, Caponecchi and Bianchi must not disclose confidential information during the term of the employment agreements and following termination. Each of the agreements includes a restriction on the ability of the executive to compete with Euronet or solicit our employees during the severance period following termination. Any severance payments are conditioned on the executive officer complying with these restrictions.

Mr. Fountas

Mr. Fountas entered into a new employment agreement in May 2018 as part of his relocation to the U.K. His employment agreement is governed by English law.

Mr. Fountas’ employment agreement has an indefinite term and provides that it may be terminated by Mr. Fountas at any time upon 90 days’ notice. Mr. Fountas’ employment agreement may be terminated by Euronet with 24 months’ notice except in connection with the following circumstances (“cause”) for which no notice is required: (i) any material breach or non-observance of Mr. Fountas’ duties; (ii) any act of fraud, misappropriation or embezzlement in connection with Mr. Fountas’ employment; (iii) conviction of a criminal offence (excluding certain road traffic violations), (iv) willful failure to follow any reasonable instructions of the Board or any Euronet officer to whom Mr. Fountas reports; or (v) any gross negligence or gross misconduct in the performance of Mr. Fountas’ assigned duties.

If Euronet terminates Mr. Fountas absent “cause” as described above and prior to a “change in control” as discussed below and without the required 24 months prior notice, Mr. Fountas’ employment agreements provides that he will be entitled to receive a sum in lieu of notice, either as a lump sum or in 24 equal monthly installments in arrears, equivalent to the fixed salary provided under the agreement, which Mr. Fountas would have been entitled during the 24 month notice period, or if notice has already been given, during any unexpired period of notice (the “Unexpired Notice Period”); provided, however, that Euronet’s obligation to make any further payments ceases if Mr. Fountas commences new employment during the Unexpired Notice Period. In addition, Mr. Fountas will be entitled to the continuation of the vesting and rights to exercise any then outstanding equity-based awards during the Unexpired Notice Period.

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The following table summarizes the severance benefits due Mr. Fountas upon his termination by Euronet without “cause” and prior to a “change in control” as of December 31, 2021, assuming no notice was given prior to such termination:

Name	Base Salary(1)	Unvested Equity Comp(2)	Benefits	Total
Nikos Fountas	$958,230	$2,812,682	$—	$3,770,912
  Mr. Fountas' employment agreement provides for payments in British pounds and the U.S. dollar amounts disclosed for salary and benefits were converted using an annual average foreign currency exchange rate of $1.3755 per pound for the year ended December 31, 2021. Restricted stock and option awards are valued in U.S. dollars; therefore, no foreign currency conversion occurs.
  Represents the value of all unvested equity awards at December 31, 2021 that would become vested upon a termination without cause or constructive termination. For the purpose of this table, we have assumed the following for restricted stock awards that vest based on various performance measurements: (a) an annual increase in adjusted EPS of 6% each year, which represents a reasonable estimate of average annual long-term equity returns, (b) that adjusted operating income will exceed $60 million each year, and (c) that Euronet’s Common Stock price remains at the December 31, 2021 price through the 24-month vesting period.

In the event of a “change of control,” all equity awards outstanding held by Mr. Fountas will become immediately vested.  In the event Mr. Fountas is terminated for any reason within one year of a "change of control," he will be entitled to a lump sum equal to the present value (discounted at a rate of 7.5%) of the amount of base salary for the 24 month notice period plus an additional amount equal to the present value (discounted at a rate of 7.5%) of the amount of base salary that he would have been entitled to during the one year after the "change in control” less any period of such year that he was employed by Euronet.

Assuming a "change in control" occurred on December 31, 2021, and Mr. Fountas’ employment with Euronet was terminated on that date, the following table summarizes amounts that would have accrued to Mr. Fountas:

Name	Base Salary(1)	Unvested Equity Comp(2)	Total
Nikos Fountas	$1,347,464	$7,642,526	$8,980,990

  Mr. Fountas' employment agreement provides for payments in British pounds and the U.S. dollar amounts disclosed for salary and benefits were converted using the foreign currency exchange rate of $1.3755 per pound as of December 31, 2021. Restricted stock and option awards are valued in U.S. dollars; therefore, no foreign currency conversion occurs.
  Represents the value of all unvested equity awards at December 31, 2021.

The Compensation Committee has considered the above “change of control” provisions in Mr. Fountas’ employment agreement, and determined that the provisions offered to Mr. Fountas by Euronet are reasonable and appropriate.

Under Mr. Fountas’ employment agreement, Euronet may terminate Mr. Fountas' employment immediately by written notice at any time if Mr. Fountas suffers an illness or injury which has caused Mr. Fountas to be incapable of effectively performing his role on a permanent or long-term basis. Mr. Fountas will be entitled to payment of his base salary for 12 months ($479,115), and the continuation of the vesting and rights to exercise any then outstanding equity-based awards for a period of 12 months, which as of December 31, 2021 represented a total of $2,625,273.

During the first four years of Mr. Fountas’ employment agreement, Euronet will contribute on a monthly basis to a personal pension plan for Mr. Fountas an amount equal to 10% percent of his base salary, up to a maximum aggregate contribution by Euronet of £110,000, or such greater amount as may be determined by the Company from time to time.

Mr. Fountas must not disclose confidential information during the term of his employment agreement and following termination. His agreement includes a restriction on his ability to compete with Euronet for a period of 24 months after the termination of his employment. Any severance payments are conditioned on Mr. Fountas complying with these restrictions.

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CEO Pay Ratio

The Company's compensation and benefits philosophy and the overall structure of its compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to the Company's success. Euronet strives to ensure the pay of every employee reflects the level of their job impact and responsibilities and is competitive within the Company's peer group. Compensation rates are benchmarked and set to be market-competitive in the country in which the jobs are performed. Euronet's ongoing commitment to pay equity is critical to its success in supporting a diverse workforce with opportunities for all employees to grow, develop and contribute. Euronet employs over 8,800 people in more than 50 countries.

The ratio of the 2021 total annual compensation of the CEO to that of the median of the Company's other employees was 401:1.

The median employee was identified by using the annual base salary of all employees as of December 31, 2021. Amounts stated in foreign currency were converted into U.S. dollars at the average 2021 foreign currency exchange rate. Annual base salary was the compensation measure used as it was the measure which was universally, consistently and reliably available in our employee information system. Total annual compensation was not used because it could not be efficiently and reliably obtained for every employee as our employees work in more than 50 countries using myriad payroll systems. However, our assessment is the exclusion of compensation elements other than base salary does not materially affect the identification of the median employee.

For 2021, the annual total compensation of the median employee was $29,102 and the annual total compensation of our CEO was $11,680,872. The total annual compensation of the median employee was determined on the same basis as that of the CEO. No cost-of-living adjustment was made.

Shares Issuable under Stockholder Approved Plans

The table below sets forth information with respect to shares of Common Stock that may be issued under our equity compensation plans as of December 31, 2021.

	(a)	(b)	(c)
Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price of Outstanding Options and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2)
Equity compensation plans approved by security holders:			5,830,081
Stock option awards	4,309,201	$102.19
Restricted stock unit awards	535,104	—
Equity compensation plans not approved by security holders	—	—	—
Total	4,844,305	$102.19	5,380,081
  The weighted average exercise price in this column does not take into account the restricted stock unit awards.
  Included in this column is 0.2 million shares remaining under our employee stock purchase plan. During 2021, Euronet issued 20,676 shares to employees under the employee stock purchase plan.
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DIRECTOR COMPENSATION

In 2021, non-management Directors received $225,000 annually for serving on the Board. The Board fee consisted of annual cash compensation in the amount of $100,000 paid at the beginning of the term and common stock valued at $125,000 that is granted on the date of our annual meeting of Stockholders and vests immediately. Non-management Directors received additional annual compensation for serving in certain Board leadership roles as follows: (i) the Lead Independent Director received cash compensation of $30,000, (ii) the Chairperson of the Audit Committee received cash compensation of $20,000, (iii) the Chairman of the Compensation Committee received cash compensation of $15,000, and (iv) the Chairman of the Nominating and Corporate Governance Committee received cash compensation of $12,500. Non-management Directors are reimbursed for reasonable expenses incurred in connection with Board-related activities.

In February 2022, the Board accepted the compensation consultant's recommendation to increase the stock portion of Board fees to $150,000 and to increase the cash compensation for the Audit, Compensation and Nominating and Corporate Governance chairs to $25,000, $20,000 and $15,000, respectively, to be paid at the May 2022 Annual Shareholder Meeting. Moreover, consistent with the Board's practice of holding meaningful value in the Company's stock, we accepted the compensation consultant's recommendation to allow Board members, at their option, to receive the cash portion of their compensation in stock.

We believe that the compensation paid to non-management Directors in 2021 was appropriate.

During 2021, in addition to reimbursement of out-of-pocket expenses, each non-management Director was compensated as summarized in the table below:

Director Compensation for 2021

Name	Fees Earned or Paid in Cash	Stock Awards(5)	Total
Thomas A. McDonnell (1)	$130,000	$125,000	$255,000
M. Jeannine Strandjord (2)	120,000	125,000	245,000
Andrew B. Schmitt (3)	115,000	125,000	240,000
Paul S. Althasen (4)	112,500	125,000	237,500
Michael N. Frumkin	100,000	125,000	225,000
Dr. Andrzej Olechowski	100,000	125,000	225,000
Mark R. Callegari	100,000	125,000	225,000
  Includes $30,000 in cash for his role as Lead Independent Director.
  Includes $20,000 in cash for her role as Chairperson of the Audit Committee.
  Includes $15,000 in cash for his role as Chairman of the Compensation Committee.
  Includes $12,500 in cash for his role as Chairman of the Nominating and Corporate Governance Committee.
  The stock awards granted to Directors as compensation vest immediately on the grant date. For 2021, the value per share at the grant date (May 18, 2021, the date of last year's annual meeting) was $142.21 per share for each non-management Director. The aggregate grant date fair value is computed in accordance with FASB Accounting Standards Codification Topic 718.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the persons who served on the Company’s Compensation Committee during the last completed fiscal year (Thomas A. McDonnell, M. Jeannine Strandjord, Andrzej Olechowski, Andrew B. Schmitt, Mark R. Callegari and Paul S. Althasen) (i) during the last three fiscal years, was an officer or employee of the Company; or (ii) had any relationship requiring disclosure under Item 404 of Regulation S-K.

None of the Company’s executive officers, during the last completed fiscal year, served as a (i) member of the compensation committee (or equivalent) of another entity, one of whose executive officers served on the Company’s Compensation Committee; (ii) director of another entity, one of whose executive officers served on the Company’s Compensation Committee; or (iii) member of the compensation committee (or equivalent) of another entity, one of whose executive officers served as the Company’s Director.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

On January 1, 2014, we entered into a Non-Continuous Aircraft Dry Lease (the "M+M Lease") with M+M X, LLC, a company that is owned by our Chief Executive Officer, President and Chairman of the Board of Directors, Mr. Brown. The M+M Lease makes a Cessna Model 750 aircraft available to Euronet for transportation of executives for up to 110 hours per year, with no minimum usage requirements, in consideration of payment of a fee of $3,611.00 per hour. The Audit Committee of the Board examined the M+M Lease and determined that those terms were fair to Euronet. The total amount paid to M+M X, LLC under the lease agreement during the year 2021 was $0.1 million.

Our Code of Conduct provides that no related party transaction that would require disclosure under the U.S. securities laws may be consummated or continued unless the transaction is approved or ratified by the Audit Committee. In determining whether to approve or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The M+M Lease was ratified by the Audit Committee in accordance with this policy.

All of our Directors, with the exception of Mr. Brown, are independent under the listing standards of The Nasdaq Stock Market LLC.

AUDIT MATTERS

Report of the Audit Committee

The Audit Committee reviewed and discussed Euronet’s audited consolidated financial statements for fiscal year 2021 with management. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that Euronet’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Audit Committee

M. Jeannine Strandjord, Chair

Thomas A. McDonnell

Andrew B. Schmitt

Mark R. Callegari

The Audit Committee Report is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

Fees of the Company’s Independent Auditors

KPMG LLP served as Euronet’s independent registered public accounting firm as of and for the year ended December 31, 2021. As such, KPMG LLP performed professional services in connection with the audit of the consolidated financial statements of Euronet and the review of reports filed with the SEC, and performed an audit of the effectiveness of our internal control over financial reporting as of December 31, 2021.

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Audit Fees

Audit fees for financial statement audits were $2,854,105 during 2021 and $2,741,462 during 2020. Audit fees include fees for services performed to comply with the standards of the Public Company Accounting Oversight Board (United States) and Generally Accepted Auditing Standards, including the recurring audit of Euronet’s consolidated financial statements and fees related to the audit of the effectiveness of our internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002. This category also includes fees for audits provided in connection with integrated audits and statutory filings, comfort letters, consents and assistance with and review of documents filed with the SEC.

    Audit-Related Fees

Audit-related fees were $240,800 during 2021 compared to $220,956 during 2020. This category includes fees related to reporting on controls at a service organization, assistance in financial due diligence related to mergers and acquisitions, consultations regarding Generally Accepted Accounting Principles, reviews and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of new SEC guidance, audit services not required by statute or regulation and other attest services.

Tax Fees

There were no tax fees during 2021 and $75,600 during 2020. This category includes fees associated with tax compliance and other services related to tax disclosure and filing requirements.

All Other Fees

No other fees were paid to KPMG LLP during both 2021 and 2020.

The Audit Committee has concluded that the provision by KPMG LLP of the services described under the captions “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above is compatible with maintaining the independence of KPMG LLP.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted policies that prohibit us from engaging our independent registered public accounting firm to perform any service that the independent registered public accounting firm is prohibited by the securities laws from providing. Such procedures require the Audit Committee to pre-approve or reject any audit or non-audit services. The Chairperson, with the assistance of Euronet’s Chief Financial Officer, presents and describes at regularly scheduled Audit Committee meetings all services that are subject to pre-approval. The authority to pre-approve permitted services may be delegated to one or more members of the Audit Committee and pre-approval may be granted between meetings, as long as any such pre-approval of services is presented to the full Audit Committee at its next scheduled meeting. The Audit Committee regularly examines whether the fees for auditor services exceed estimates.

The Audit Committee pre-approved all services that KPMG LLP rendered to Euronet for 2021.

OTHER MATTERS

Other Business

The Board knows of no other business which may come before the Annual Meeting. If, however, any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Householding

If you and other residents at your mailing address own shares in street name, your broker, bank or other nominee may have sent you a notice that your household will receive only one Annual Report and Proxy Statement for each company in which you hold shares through that broker, bank or nominee. This practice is called “householding.” If you did not respond that you did not want to participate in householding, you are deemed to have consented to that process. If these procedures apply to you, your broker, bank or other nominee will have sent one copy of the Notice and, if applicable, our Annual Report to Stockholders and Proxy Statement to your address. You may revoke your consent to householding at any time by contacting your broker, bank or other nominee. If you did not receive an individual copy of the Notice and, if applicable, our Annual Report to Stockholders and/or Proxy Statement, we will send copies to you if you contact us by writing to the Secretary of Euronet, 11400 Tomahawk Creek Parkway, Suite 300, Leawood, Kansas 66211 or by calling (913) 327-4200. If you and other residents at your address have been receiving multiple copies of the Notice and, if applicable, our Annual Report to Stockholders and Proxy Statement and desire to receive only a single copy of these materials, you may contact your broker, bank or other nominee or contact us at the above address or telephone number.

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Proposals for Inclusion in Euronet’s Proxy Statement

You may submit proposals for consideration at future Stockholder meetings. For a Stockholder proposal to be considered for inclusion in Euronet’s Proxy Statement for the annual Stockholder meeting next year, the Secretary must receive the written proposal at our principal executive offices no later than December 9, 2022. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Secretary

Euronet Worldwide, Inc.

11400 Tomahawk Creek Parkway, Suite 300

Leawood, Kansas 66211

If Euronet intends to exclude such a Stockholder proposal from its Proxy Statement, it must file its reasons with the SEC no later than 80 calendar days before the filing date of its definitive Proxy Statement and simultaneously provide the Stockholder with a copy of Euronet’s submission.

Proposals Not Intended for Inclusion in Euronet’s Proxy Statement

For a Stockholder proposal that is not intended to be included in Euronet’s Proxy Statement for the annual meeting next year under Rule 14a-8, the Stockholder must provide the information required by our Bylaws and give timely notice to the Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Secretary:

  not earlier than the close of business on January 18, 2023; and
  not later than the close of business on February 17, 2023.

If the date of the Stockholder meeting is moved more than 30 days before or 60 days after the anniversary of Euronet’s Annual Meeting for 2022, then notice of a Stockholder proposal that is not intended to be included in Euronet’s Proxy Statement under Rule 14a-8 must be received not earlier than the close of business 120 days prior to the meeting and not later than the close of business 90 days prior to the meeting, or if later, the tenth day following the day on which the notice of the annual meeting was first publicly disclosed.

Recommendations or Nominations of Individuals to Serve as Directors

You may propose Director candidates for consideration by the Board’s Nominating & Corporate Governance Committee. Any such written recommendations should include: (a) the name of the proposing stockholder and proof of ownership of the Company’s common stock; (b) consents signed by the potential Director candidate and the proposing stockholder authorizing the Company to conduct a background check on the potential Director candidate and to disclose the information provided in the recommendation in its proxy materials or otherwise; (c) supporting information regarding the potential Director candidate; and (d) such other information required by our Bylaws.

You may send a proposed Director candidate’s name and other required information to the Board at anytime. Generally, such proposed candidates are considered at the Board meeting prior to the next annual meeting subject to the advance notice provisions in our Bylaws.

Deadline to Propose or Nominate Individuals to Serve as Directors

Our Bylaws permit Stockholders to nominate Directors for election at an annual Stockholder meeting. To nominate a Director, the Stockholder must deliver the information required by our Bylaws.

To nominate an individual for election at the 2023 Annual Meeting, the Stockholder must give timely notice to the Secretary in accordance with our Bylaws, which, in general, require that the notice be received by the Secretary between the close of business on January 18, 2023 and the close of business on February 17, 2023, unless the date of the Stockholder meeting is moved more than 30 days before or 60 days after the anniversary of our Annual Meeting for 2022, then the nomination must be received not earlier than the close of business 120 days prior to the meeting and not later than the close of business 90 days prior to the meeting or, if later, the tenth day following the day on which the 2023 Annual Meeting was first publicly disclosed.

Rule 14a-19

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, Stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 29, 2023.

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Availability of Euronet’s Bylaws

You may contact the Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making Stockholder proposals and nominating Director candidates. A copy of our Amended and Restated Bylaws is filed as Exhibit 3.2 to our Current Report on Form 8-K filed on February 28, 2017.

By Order of the Board,

Scott D. Claassen
General Counsel and Secretary

April 8, 2022

APPENDIX A

Reconciliation of Non-GAAP Measures

Adjusted operating income, adjusted EPS, revenue on a constant currency basis, adjusted operating income on a constant currency basis, and adjusted EPS on a constant currency basis are non-GAAP financial measures that exclude certain items noted below. However, we believe investors should consider these measures as they are indicative of our ongoing performance and reflect how management evaluates our operational results and trends.

Reconciliation of Net Income to Operating Income and Adjusted Operating Income
(in millions)
	Year ended December 31,
	2021	2020	% Change
Net (loss) income	$70.5	$(3.3)
Add: Income tax expense	65.1	11.5
Add: Total other expense, net	48.4	38.4
Operating income	$184.0	$46.6
Add: Goodwill and acquired intangible assets impairment	—	106.6
Add: Contract asset impairment	38.6	—
Adjusted operating income	$222.6	$153.2	45%
Impact of foreign currency	(5.0)		(3%)
Constant currency adjusted operating income	$217.6		42%

Reconciliation of revenue on a constant currency basis
(in millions)
	Year ended December 31,
	2021	2020	% Change
Revenue	$2,995.5	$2,482.7	21%
Less: Estimated foreign currency impact	(64.9)		(3%)
Revenue on a constant currency basis	$2,930.6		18%

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Reconciliation of Adjusted Earnings per Share (EPS)
(in millions, except share and per share data)
	Year ended December 31,
	2021	2020	% Change
Net (loss) income attributable to Euronet Worldwide, Inc.	$70.7	$(3.4)
Foreign currency exchange loss	10.8	3.8
Acquired intangible asset amortization	23.1	22.9
Share-based compensation	36.6	22.0
Contract asset impairment	38.6	—
Impairment of goodwill and acquired intangible assets	—	106.6
Non-cash interest accretion	16.0	15.3
Income tax effect of above adjustments	(13.8)	(7.2)
Non-cash GAAP tax expense (benefit)	16.4	(8.3)
Adjusted earnings	$198.4	$151.7
Adjusted earnings per share - diluted	$3.69	$2.82	31%

Diluted weighted average shares outstanding (GAAP)	53,529,576	52,659,551
Effect of anti-dilutive shares not included in GAAP calculation	—	964,866
Effect of conversion of convertible debentures	—	—
Effect of unrecognized share-based compensation on diluted shares outstanding	246,198	192,876
Adjusted diluted weighted average shares outstanding	53,775,774	53,817,293

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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/17/2022 for shares held directly and by 11:59 P.M. ET on 05/15/2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/17/2022 for shares held directly and by 11:59 P.M. ET on 05/15/2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Michael J. Brown 02) Andrew B. Schmitt 03) M. Jeannine Strandjord

The Board of Directors recommends you vote FOR proposals 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

02 0000000000

0000551139_1 R1.0.0.24

52

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

EURONET WORLDWIDE, INC.
Annual Meeting of Stockholders
May 18, 2022 1:00 PM CDT
This proxy is solicited by the Board of Directors

The undersigned holder of shares of Common Stock of the Company hereby appoints Michael J. Brown, Chairman of the Board and Chief Executive Officer, or failing him, Scott D. Claassen, General Counsel and Secretary, each with full power of substitution, as proxy for the undersigned to attend, vote, and act for and on behalf of the undersigned at the Annual Meeting of Stockholders, and hereby authorizes them to represent and to vote, all of the shares of common stock of EURONET WORLDWIDE, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 1:00 PM, CDT May 18, 2022, at Euronet's Corporate Headquaters at 11400 Tomahawk Creek Parkway, Suite 300, Leawood, KS 66211, and at any postponement(s) or adjournment(s) thereof, and hereby revokes any proxy previously given by the undersigned. If the proxy is not dated, it shall be deemed to be dated on the date on which this proxy was mailed to the Company.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If any other matters come before the Annual Meeting of Stockholders and any postponement(s) or adjournment(s) thereof, the persons named as proxies will vote in their discretion.

0000551139_2 R1.0.0.24

Continued and to be signed on reverse side